UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK IN RE SESEN BIO, INC. SECURITIES LITIGATION Case No.: 1:21-cv-07025-AKH STIPULATION AND AGREEMENT OF SETTLEMENT This Stipulation and Agreement of Settlement, dated as of August 3, 2022 (the “Stipulation”) is entered into between: (a) Lead Plaintiffs Ryan Bibb, Rodney Samaan, Lionel Dreshaj, and Benjamin Dreshaj (collectively, “Lead Plaintiffs”), on behalf of themselves and the Settlement Class (defined below); and (b) defendant Sesen Bio, Inc. (“Sesen Bio” or the “Company”), and defendants Thomas R. Cannell and Monica Forbes (collectively, the “Individual Defendants,” and, together with Sesen Bio, “Defendants”), and embodies the terms and conditions of the settlement of the above-captioned action (the “Action”).1 Subject to the approval of the Court and the terms and conditions expressly provided herein, this Stipulation is intended to fully, finally, and forever compromise, settle, release, resolve, and dismiss with prejudice the Action and all claims asserted therein against Defendants. WHEREAS: A. On August 19, 2021, Plaintiff Ryan Bibb initiated this action by filing a putative class action complaint in the United States District Court for the Southern District of New York (the “Court”) asserting claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (“Exchange Act”), 14 U.S.C. §§ 78j(b), 78t(a), and Securities and Exchange Commission 1 All terms with initial capitalization not otherwise defined herein shall have the meanings ascribed to them in ¶ 1 herein.

2 Rule 10b-5, 17 C.F.R. 240.10b-5. The case was styled as Bibb v. Sesen Bio, Inc., et al., 1:21-cv- 07025-AKH. B. Two other putative class action complaints were subsequently filed in the Court, styled as Cizek v. Sesen Bio, Inc., et al., 1:21-cv-07309-AKH, and Markman v. Sesen Bio, Inc., et al., 1:21-cv-08308-AKH. C. By Order dated October 29, 2021, the Court ordered that the cases be consolidated and recaptioned as In re Sesen Bio, Inc. Securities Litigation, Master File No. 1:21-cv-07025- AKH; appointed Ryan Bibb, Rodney Samaan, Lionel Dreshaj, and Benjamin Dreshaj as Lead Plaintiffs for the consolidated action; and approved Lead Plaintiffs’ selection of Glancy Prongay & Murray LLP as Lead Counsel for the putative class. D. On November 24, 2021, Defendants filed and served a motion to transfer venue to the United States District Court of Massachusetts. ECF Nos. 60-63. On December 6, 2021, Lead Plaintiffs opposed Defendants motion to transfer venue to the United States District Court of Massachusetts. ECF No. 64. Defendants filed and served a reply in further support of their motion on December 13, 2021. ECF No. 65. E. On December 6, 2021, Lead Plaintiffs filed and served their Amended Class Action Complaint for Violations of the Federal Securities Laws (the “Complaint”) asserting claims against all Defendants under Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder, and against the Individual Defendants under Section 20(a) of the Exchange Act. Among other things, the Complaint alleged that Defendants published materially false and misleading statements regarding the safety, trial results, and prospects for rapid approval of Vicineum, Sesen Bio’s lead product candidate, by the United States Food and Drug Administration and the European Medicines Agency. According to the Complaint, the alleged misrepresentations

3 proximately caused class member losses as it became clear that Vicineum would not gain regulatory approval in the near future. F. On March 7, 2022, Defendants moved to dismiss the Complaint. Lead Plaintiffs filed their opposition to Defendants’ motion on April 6, 2022, and on May 6, 2022, Defendants filed a reply brief. G. On June 3, 2022, the Parties sent a letter requesting that the Court not rule on Defendants’ motion to dismiss until after the Parties participated in a mediation before Jed Melnick, Esq. of JAMS. That same day, June 3, 2022, the Court granted the Parties’ request and ordered the Parties to inform the Court of the outcome of the mediation no later than July 14, 2022. By way of Order dated July 14, 2022, the Court agreed to continue holding the motion to dismiss in abeyance to allow the Parties to continue their settlement negotiations with the assistance of Mr. Melnick. H. To facilitate the mediation, and pursuant to Rule 408 of the Federal Rules of Civil Procedure and subject to the terms and conditions of a confidentiality agreement, Sesen Bio provided Lead Counsel with certain Company documents, which consisted of 39,200 files, equating to 151,403 pages. Moreover, the Parties exchanged, and provided to Mr. Melnick, detailed mediation statements and exhibits, which addressed the issues of both liability and damages. I. On June 30, 2022 the Parties participated in an in-person, all-day mediation before Mr. Melnick. The matter was not resolved that day, but the Parties held a second telephonic mediation before Mr. Melnick on July 6, 2022, and continued to negotiate with the assistance of Mr. Melnick over the course of the next several weeks. The process culminated in a mediator’s recommendation to resolve the action for $21,000,000, which was accepted by all of the Parties.

4 The agreement was memorialized in a term sheet (the “Term Sheet”) that was executed on July 19, 2022. The Term Sheet sets forth, among other things, the Parties’ agreement to settle and release all claims asserted against Defendants in the Action in return for a cash payment by or on behalf of Sesen Bio of $21,000,000 for the benefit of the Settlement Class, subject to certain terms and conditions and the execution of a customary “long form” stipulation and agreement of settlement and related papers. J. This Stipulation (together with the exhibits hereto) has been duly executed by the undersigned signatories on behalf of their respective clients, and reflects the final and binding agreement between the Parties. K. Based upon their investigation, prosecution, and mediation of the case, Lead Plaintiffs and Lead Counsel have concluded that the terms and conditions of this Stipulation are fair, reasonable, and adequate to Lead Plaintiffs and the other members of the Settlement Class, and in the Settlement Class’s best interests. Based on Lead Plaintiffs’ direct oversight of the prosecution of this matter and with the advice of their counsel, Lead Plaintiffs have agreed to settle and release the claims raised in the Action pursuant to the terms and provisions of this Stipulation, after considering, among other things: (a) the substantial financial benefit that Lead Plaintiffs and the other members of the Settlement Class will receive under the proposed Settlement; and (b) the significant risks of continued litigation and trial. L. This Stipulation constitutes a compromise of matters that are in dispute between the Parties. Defendants are entering into this Stipulation solely to eliminate the uncertainty, burden and expense of further protracted litigation. Each of the Defendants denies any wrongdoing, and this Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any of the Defendants with respect to any claim or allegation of any fault

5 or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that Defendants have, or could have, asserted. Defendants expressly deny that Lead Plaintiffs have asserted any valid claims as to any of them and expressly deny any and all allegations of fault, liability, wrongdoing, or damages whatsoever. Similarly, this Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any Lead Plaintiff of any infirmity in any of the claims asserted in the Action, or an admission or concession that any of Defendants’ defenses to liability had any merit. Each of the Parties recognizes and acknowledges, however, that the Action has been initiated, filed and prosecuted by Lead Plaintiffs in good faith and defended by Defendants in good faith, that the Action is being voluntarily settled with the advice of counsel, and that the terms of the Settlement are fair, adequate and reasonable. NOW THEREFORE, it is hereby STIPULATED AND AGREED, by and among Lead Plaintiffs (individually and on behalf of all other members of the Settlement Class) and Defendants, by and through their respective undersigned attorneys and subject to the approval of the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, that, in consideration of the benefits flowing to the Parties from the Settlement, all Released Plaintiffs’ Claims as against the Defendants’ Releasees and all Released Defendants’ Claims as against the Plaintiffs’ Releasees shall be settled and released, upon and subject to the terms and conditions set forth below. DEFINITIONS 1. As used in this Stipulation and any exhibits attached hereto and made a part hereof, the following capitalized terms shall have the following meanings: (a) “Action” means the consolidated securities class action styled In re Sesen Bio, Inc. Securities Litigation, Case No. 1:21-cv-07025-AKH, and includes all actions consolidated therein.

6 (b) “Alternate Judgment” means a form of final judgment that may be entered by the Court herein but in a form other than the form of Judgment provided for in this Stipulation. (c) “Authorized Claimant” means a Settlement Class Member who submits a Proof of Claim Form to the Claims Administrator that is approved by the Court for payment from the Net Settlement Fund. (d) “Claim” means a Proof of Claim Form submitted to the Claims Administrator. (e) “Claim Form” or “Proof of Claim Form” means the form, substantially in the form attached hereto as Exhibit 2 to Exhibit A, that a Claimant or Settlement Class Member must complete and submit should that Claimant or Settlement Class Member seek to share in a distribution of the Net Settlement Fund. (f) “Claimant” means a person or entity who or which submits a Claim Form to the Claims Administrator seeking to be eligible to share in the proceeds of the Settlement Fund. (g) “Claims Administrator” means the firm retained by Lead Plaintiffs and Lead Counsel, subject to approval of the Court, to provide all notices approved by the Court to potential Settlement Class Members and to administer the Settlement. (h) “Class Distribution Order” means an order entered by the Court authorizing and directing that the Net Settlement Fund be distributed, in whole or in part, to Authorized Claimants. (i) “Complaint” means the Amended Class Action Complaint for Violations of the Federal Securities Laws filed by Lead Plaintiffs in the Action on December 6, 2021. (j) “Court” means the United States District Court for the Southern District of New York.

7 (k) “Defendants” means Sesen Bio and the Individual Defendants. (l) “Defendants’ Counsel” means Hogan Lovells US LLP. (m) “Defendants’ Releasees” means Defendants, each of their respective Immediate Family members (for the Individual Defendants), and trust of which any Individual Defendant is the settlor or which is for the benefit of any Individual Defendant and/or member(s) of his or her Immediate Family, and each and all of Defendants’ current and former officers, directors, agents, parents, affiliates, subsidiaries, successors, predecessors, assigns, assignees, insurers, reinsurers, employees, and attorneys, in their capacities as such. (n) “Effective Date” with respect to the Settlement means the first date by which all of the events and conditions specified in ¶ 32 of this Stipulation have been met and have occurred or have been waived. (o) “Escrow Account” means an account maintained at Huntington National Bank wherein the Settlement Amount shall be deposited and held in escrow under the control of Lead Counsel. (p) “Escrow Agent” means Huntington National Bank. (q) “Escrow Agreement” means the agreement between Lead Counsel and the Escrow Agent setting forth the terms under which the Escrow Agent shall maintain the Escrow Account. (r) “Excluded Claims” means (i) any claims asserted in the Tang Action or Sesen Bio Derivative Action, and (ii) any claims of any person or entity who or which submits a request for exclusion from the Settlement Class that is accepted by the Court. (s) “Final,” with respect to the Judgment or, if applicable, the Alternate Judgment, or any other court order, means: (i) if no appeal is filed, the expiration date of the time

8 provided for filing or noticing any appeal under the Federal Rules of Appellate Procedure, i.e., thirty (30) days after entry of the judgment or order; or (ii) if there is an appeal from the judgment or order, (a) the date of final dismissal of all such appeals, or the final dismissal of any proceeding on certiorari or otherwise, or (b) the date the judgment or order is finally affirmed on an appeal, the expiration of the time to file a petition for a writ of certiorari or other form of review, or the denial of a writ of certiorari or other form of review, and, if certiorari or other form of review is granted, the date of final affirmance following review pursuant to that grant. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to (i) attorneys’ fees, costs or expenses, or (ii) the plan of allocation of Settlement proceeds (as submitted or subsequently modified), shall not in any way delay or preclude a judgment from becoming Final. (t) “Immediate Family” means children, stepchildren, parents, stepparents, spouses, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, and sisters-in-law. As used in this paragraph, “spouse” shall mean a husband, a wife, or a partner in a state-recognized domestic relationship or civil union. (u) “Individual Defendants” means Thomas R. Cannell and Monica Forbes. (v) “Judgment” means the final judgment, substantially in the form attached hereto as Exhibit B, to be entered by the Court approving the Settlement. (w) “Lead Counsel” means the law firm of Glancy Prongay & Murray LLP. (x) “Lead Plaintiffs” means Court-appointed Lead Plaintiffs Ryan Bibb, Rodney Samaan, Lionel Dreshaj, and Benjamin Dreshaj. (y) “Litigation Expenses” means costs and expenses incurred in connection with commencing, prosecuting, and settling the Action (which may include the costs and expenses

9 of Lead Plaintiffs directly related to their representation of the Settlement Class), for which Lead Counsel intends to apply to the Court for reimbursement from the Settlement Fund. (z) “Net Settlement Fund” means the Settlement Fund less: (i) any Taxes; (ii) any Notice and Administration Costs; (iii) any Litigation Expenses awarded by the Court; and (iv) any attorneys’ fees awarded by the Court. (aa) “Notice” means the Notice of (I) Pendency of Class Action, Certification of Settlement Class, and Proposed Settlement; (II) Settlement Fairness Hearing; and (III) Motion for an Award of Attorneys’ Fees and Reimbursement of Litigation Expenses, substantially in the form attached hereto as Exhibit 1 to Exhibit A, which is to be mailed to Settlement Class Members. (bb) “Notice and Administration Costs” means the costs, fees and expenses that are incurred by the Claims Administrator and/or Lead Counsel in connection with: (i) providing notices to the Settlement Class; and (ii) administering the Settlement, including but not limited to the Claims process, as well as the costs, fees and expenses incurred in connection with the Escrow Account. (cc) “Officer” means any officer as that term is defined in Securities and Exchange Act Rule 16a-1(f). (dd) “Parties” means Defendants and Lead Plaintiffs, on behalf of themselves and the Settlement Class. (ee) “Plaintiffs’ Counsel” means Lead Counsel and all other legal counsel who, at the direction and under the supervision of Lead Counsel, performed services on behalf of the Settlement Class in the Action. (ff) “Plaintiffs’ Releasees” means Lead Plaintiffs, all other plaintiffs in the Action, their respective attorneys, and all other Settlement Class Members, and their respective

10 current and former officers, directors, agents, parents, affiliates, subsidiaries, successors, predecessors, assigns, assignees, employees, and attorneys, in their capacities as such. (gg) “Plan of Allocation” means the proposed plan of allocation of the Net Settlement Fund set forth in the Notice. (hh) “Preliminary Approval Order” means the order, substantially in the form attached hereto as Exhibit A, to be entered by the Court preliminarily approving the Settlement and directing that notice of the Settlement be provided to the Settlement Class. (ii) “PSLRA” means the Private Securities Litigation Reform Act of 1995, 15 U.S.C. § 78u-4, as amended. (jj) “Released Claims” means all Released Defendants’ Claims and all Released Plaintiffs’ Claims. (kk) “Released Defendants’ Claims” means all claims, demands, losses, rights, liabilities, obligations, damages, issues, and causes of action of every nature and description, whether known claims or Unknown Claims, whether arising under federal, state, local, statutory, common or foreign law, or any other law, rule, or regulation, at law or in equity, whether asserted or unasserted, accrued or unaccrued, fixed or contingent, liquidated or unliquidated, foreseen or unforeseen, whether matured or unmatured, whether direct, representative, class, or individual in nature, that arise out of, are based upon, or relate in any way to the institution, prosecution, or settlement of the claims asserted in the Action against the Defendants. Released Defendants’ Claims do not include: (a) any claims relating to the enforcement of the Settlement; and (b) any claims against any person or entity who or which submits a request for exclusion from the Settlement Class that is accepted by the Court.

11 (ll) “Released Plaintiffs’ Claims” means all claims, demands, losses, rights, liabilities, obligations, damages, issues, and causes of action of every nature and description, whether known claims or Unknown Claims (as defined below), whether arising under federal, state, local, statutory, common or foreign law, or any other law, rule, or regulation, at law or in equity, whether asserted or unasserted, accrued or unaccrued, fixed or contingent, liquidated or unliquidated, foreseen or unforeseen, whether matured or unmatured, whether direct, representative, class, or individual in nature that Lead Plaintiffs or any other member of the Settlement Class: (a) asserted in the operative Complaint, or (b) could have asserted in any forum that arise out of, are based upon, or relate in any way to the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the operative Complaint and that relate in any way to the purchase, acquisition, or sale of Sesen Bio Securities during the Settlement Class Period. Released Plaintiffs’ Claims do not include: (a) any claims relating to the enforcement of the Settlement; (b) any claims asserted in the Sesen Bio Derivative Action and/or the Tang Action; and (c) any claims of any person or entity who or which submits a request for exclusion from the Settlement Class that is accepted by the Court. (mm) “Releasee(s)” means each and any of the Defendants’ Releasees and each and any of the Plaintiffs’ Releasees. (nn) “Releases” means the releases set forth in ¶¶ 5-8 of this Stipulation. (oo) “Sesen Bio” or the “Company” means Sesen Bio, Inc. (pp) “Sesen Bio Call Options” means publicly traded call options on Sesen Bio Common Stock. (qq) “Sesen Bio Common Stock” means the common stock of Sesen Bio.

12 (rr) “Sesen Bio Derivative Action” means In re Sesen Bio, Inc. Derivative Litigation, Lead Case No. 1:21-cv-11538 (D. Mass.). (ss) “Sesen Bio Put Options” means publicly traded put options on Sesen Bio Common Stock. (tt) “Sesen Bio Securities” means Sesen Bio Common Stock, Sesen Bio Call Options, and Sesen Bio Put Options. (uu) “Settlement” means the settlement between Lead Plaintiffs and Defendants on the terms and conditions set forth in this Stipulation. (vv) “Settlement Amount” means $21,000,000 in cash. (ww) “Settlement Class” means all persons and entities that purchased or otherwise acquired Sesen Bio Common Stock, and/or Sesen Bio Call Options, and/or wrote Sesen Bio Put Options, between December 21, 2020 and August 17, 2021, inclusive, and who were damaged thereby. Excluded from the Settlement Class are: (a) Defendants; (b) any person who served as an executive officer and/or director of Sesen Bio during the Settlement Class Period, and members of their Immediate Family; (c) present and former parents, subsidiaries, assigns, successors, affiliates, and predecessors of Sesen Bio; (d) any entity in which Defendants have or had a controlling interest during the Settlement Class Period; (e) any trust of which any Individual Defendant is the settlor or that is for the benefit of any Individual Defendant and/or member(s) of their Immediate Family; and (f) the legal representatives, heirs, successors, and assigns of any person or entity excluded under provisions (a) through (e) hereof. Also excluded from the Settlement Class are any persons and entities who or that validly exclude themselves by submitting a request for exclusion that is accepted by the Court.

13 (xx) “Settlement Class Member” means each person and entity who or which is a member of the Settlement Class. (yy) “Settlement Class Period” means the period between December 21, 2020 and August 17, 2021, inclusive. (zz) “Settlement Fund” means the Settlement Amount plus any and all interest earned thereon. (aaa) “Settlement Hearing” means the hearing set by the Court under Rule 23(e)(2) of the Federal Rules of Civil Procedure to consider final approval of the Settlement. (bbb) “Summary Notice” means the Summary Notice of (I) Pendency of Class Action, Certification of Settlement Class, and Proposed Settlement; (II) Settlement Fairness Hearing; and (III) Motion for an Award of Attorneys’ Fees and Reimbursement of Litigation Expenses, substantially in the form attached hereto as Exhibit 3 to Exhibit A, to be published as set forth in the Preliminary Approval Order. (ccc) “Taxes” means: (i) all federal, state and/or local taxes of any kind (including any interest or penalties thereon) on any income earned by the Settlement Fund; (ii) the expenses and costs incurred by Lead Counsel in connection with determining the amount of, and paying, any taxes owed by the Settlement Fund (including, without limitation, expenses of tax attorneys and accountants); and (iii) all taxes imposed on payments by the Settlement Fund, including withholding taxes. (ddd) “Tang Action” means Tang v. Cannell, et al., Case No. 2281-cv-00135 (Superior Court of Massachusetts, Middlesex County). (eee) “Unknown Claims” means any Released Plaintiffs’ Claims that Lead Plaintiffs or any other Settlement Class Member does not know or suspect to exist in his, her or its

14 favor at the time of the release of such claims, and any Released Defendants’ Claims that any Defendant or any other Defendants’ Releasee does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, that, if known by him, her or it, might have affected his, her or its decision(s) with respect to the Settlement, including his, her, or its decision to object or not object to the Settlement. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, Lead Plaintiffs and Defendants shall expressly waive, and each of the other Settlement Class Members and each of the other Defendants’ Releasees shall be deemed to have waived, and by operation of the Judgment or the Alternate Judgment, if applicable, shall have expressly waived, any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, that is similar, comparable, or equivalent to California Civil Code §1542, which provides: A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party. Lead Plaintiffs, Defendants, and their respective Releasees, acknowledge that they may hereafter discover facts in addition to or different from those which they or their counsel now know or believe to be true with respect to the subject matter of the Released Claims, but the Parties stipulate and agree that, upon the Effective Date, Lead Plaintiffs and each Defendant shall have, and each Releasee by operation of the Judgment, or the Alternative Judgment, if applicable, shall be deemed to have, fully, finally, and forever settled and released any and all Released Claims, known or Unknown Claims, suspected or unsuspected, contingent or non-contingent, whether or not hidden or concealed, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including but not limited to, conduct which is

15 negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. Lead Plaintiffs and Defendants acknowledge, and each of the other Releasees shall be deemed by operation of law to have acknowledged, that the foregoing waiver, and specifically the inclusion of “Unknown Claims” in the definition of Released Plaintiffs’ Claims and Released Defendants’ Claims, was separately bargained for and a key element of the Settlement. CLASS CERTIFICATION 2. Solely for purposes of the Settlement and for no other purpose, Defendants stipulate and agree to: (a) certification of the Action as a class action pursuant to Rules 23(a) and 23(b)(3) of the Federal Rules of Civil Procedure on behalf of the Settlement Class; (b) certification of Lead Plaintiffs as Class Representatives for the Settlement Class; and (c) appointment of Lead Counsel as Class Counsel for the Settlement Class pursuant to Rule 23(g) of the Federal Rules of Civil Procedure. PRELIMINARY APPROVAL OF SETTLEMENT 3. Within five (5) business days of execution of this Stipulation, Lead Plaintiffs will move for preliminary approval of the Settlement, certification of the Settlement Class for settlement purposes only, and the scheduling of a hearing for consideration of final approval of the Settlement, which motion shall be unopposed by Defendants. Concurrently with the motion for preliminary approval, Lead Plaintiffs shall apply to the Court for, and Defendants shall agree to, entry of the Preliminary Approval Order, substantially in the form attached hereto as Exhibit A.

16 RELEASE OF CLAIMS 4. The obligations incurred pursuant to this Stipulation are in consideration of: (i) the full and final disposition of the Action as against Defendants; and (ii) the Releases provided for herein. 5. Pursuant to the Judgment, or the Alternate Judgment, if applicable, without further action by anyone, upon the Effective Date of the Settlement, Lead Plaintiffs and each of the other Settlement Class Members, on behalf of themselves, and their respective current and former heirs, executors, predecessors, successors, assigns, assignees, officers, directors, agents, parents, affiliates, subsidiaries, insurers, reinsurers, employees, and attorneys, in their capacities as such, shall (i) be deemed to have, and by operation of law and of the judgment shall have, fully, finally and forever compromised, settled, released, resolved, relinquished, waived and discharged each and every Released Plaintiffs’ Claim against the Defendants and the other Defendants’ Releasees; (ii) forever be barred and enjoined from commencing, instituting, maintaining, or prosecuting any or all of the Released Plaintiffs’ Claims against any of the Defendants’ Releasees; and (iii) be deemed to have covenanted not to sue Defendants and the other Defendants’ Releasees on the basis of any Released Plaintiffs’ Claims. This release shall not apply to any Excluded Claim. 6. Pursuant to the Judgment, or the Alternate Judgment, if applicable, without further action by anyone, upon the Effective Date of the Settlement, Defendants, on behalf of themselves, and their respective current and former heirs, executors, predecessors, successors, assigns, assignees, officers, directors, agents, parents, affiliates, subsidiaries, insurers, reinsurers, employees, and attorneys, in their capacities as such, shall (i) be deemed to have, and by operation of law and of the judgment shall have, fully, finally and forever compromised, settled, released, resolved, relinquished, waived and discharged each and every Released Defendants’ Claim against

17 Lead Plaintiffs and the other Plaintiffs’ Releasees; (ii) forever be barred and enjoined from prosecuting any or all of the Released Defendants’ Claims against any of the Plaintiffs’ Releasees; and (iii) be deemed to have covenanted not to sue Lead Plaintiffs and the other Plaintiffs’ Releasees on the basis of any Released Defendants’ Claims. This release shall not apply to any person or entity who or which submits a request for exclusion from the Settlement Class that is accepted by the Court. 7. Upon the Effective Date, to the extent allowed by law, this Stipulation shall operate conclusively as an estoppel and full defense in the event, and to the extent, of any claim, demand, action, or proceeding brought by the Settlement Class or a Settlement Class Member against any of the Defendants’ Releasees with respect to any Released Plaintiffs’ Claims, or brought by a Defendant against any of the Plaintiffs’ Releasees with respect to any Released Defendants’ Claim. 8. Notwithstanding ¶¶ 5-7 above, nothing in the Judgment, or the Alternate Judgment, if applicable, shall bar any action by any of the Parties to enforce or effectuate the terms of this Stipulation or the Judgment, or Alternate Judgment, if applicable. THE SETTLEMENT CONSIDERATION 9. In consideration of the settlement of the Released Plaintiffs’ Claims against Defendants and the other Defendants’ Releasees, Sesen Bio shall pay or cause to be paid the Settlement Amount into an interest-bearing escrow account controlled by Lead Counsel no later than twenty (20) business days after the later of: (a) the date of entry by the Court of an order preliminarily approving the settlement; or (b) Defendants’ Counsel’s receipt from Lead Counsel of the information necessary to effectuate a transfer of funds to the escrow account, including wiring instructions that include the bank name and ABA routing number, account name and number, and a signed W-9 reflecting a valid taxpayer identification number for the qualified

18 settlement fund in which the Settlement Amount is to be deposited. The Settlement Amount represents the entirety of Defendants’ financial obligations under this Stipulation and in connection with this Settlement, meaning that it includes all attorneys’ fees and expenses, Notice and Administration Costs, Taxes, and costs of any kind whatsoever associated with the Settlement. The full payment of the entire Settlement Amount into the Escrow Account in accordance with this paragraph fully discharges Defendants’ financial obligations under this Stipulation and in connection with the Settlement, meaning that none of the Defendants shall have any other obligation to make any payment into the Escrow Account or to the Settlement Class or any Settlement Class Member, or any other Person, under this Stipulation or as part of the Settlement once the payment described in this paragraph has been made. In no event shall Defendants or any Defendants’ Releasees have any responsibility for or liability with respect to the Escrow Agent or its actions. USE OF SETTLEMENT FUND 10. The Settlement Fund shall be used to pay: (a) any Taxes; (b) any Notice and Administration Costs; (c) any Litigation Expenses awarded by the Court; and (d) any attorneys’ fees awarded by the Court. The balance remaining in the Settlement Fund, that is, the Net Settlement Fund, shall be distributed to Authorized Claimants as provided in ¶¶ 19-30 below. 11. Except as provided herein or pursuant to orders of the Court, the Net Settlement Fund shall remain in the Escrow Account prior to the Effective Date. All funds held by the Escrow Agent shall be deemed to be in the custody of the Court and shall remain subject to the jurisdiction of the Court until such time as the funds shall be distributed or returned pursuant to the terms of this Stipulation and/or further order of the Court. The Escrow Agent shall invest any funds in the Escrow Account exclusively in instruments or accounts backed by the full faith and credit of the

19 United States Government or fully insured by the United States Government or an agency thereof, including U.S. Treasury Bills, a U.S. Treasury Fund, or a bank account that is either: (a) fully insured by the Federal Deposit Insurance Corporation; or (b) secured by instruments backed by the full faith and credit of the United States Government. The Escrow Agent shall reinvest the proceeds of these instruments or accounts as they mature in similar instruments or accounts at their then-current market rates. 12. The Parties agree that the Settlement Fund is intended to be a Qualified Settlement Fund within the meaning of Treasury Regulation § 1.468B-1 and that Lead Counsel, as administrator of the Settlement Fund within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall be solely responsible for filing or causing to be filed all informational and other tax returns as may be necessary or appropriate (including, without limitation, the returns described in Treasury Regulation § 1.468B-2(k)) for the Settlement Fund. Lead Counsel shall also be responsible for causing payment to be made from the Settlement Fund of any Taxes owed with respect to the Settlement Fund. The Defendants’ Releasees shall not have any liability or responsibility for any such Taxes. Upon written request, Defendants will provide to Lead Counsel the statement described in Treasury Regulation § 1.468B-3(e). Lead Counsel, as administrator of the Settlement Fund within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall timely make such elections as are necessary or advisable to carry out this paragraph, including, as necessary, making a “relation back election,” as described in Treasury Regulation § 1.468B-1(j), to cause the Qualified Settlement Fund to come into existence at the earliest allowable date, and shall take or cause to be taken all actions as may be necessary or appropriate in connection therewith. 13. All Taxes shall be paid out of the Settlement Fund, and shall be timely paid by the Escrow Agent pursuant to the disbursement instructions to be set forth in the Escrow Agreement,

20 and without further order of the Court. Any tax returns prepared for the Settlement Fund (as well as the election set forth therein) shall be consistent with the previous paragraph and in all events shall reflect that all Taxes on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided herein. The Defendants’ Releasees shall have no responsibility or liability for the acts or omissions of Lead Counsel or its agents with respect to the payment of Taxes, as described herein. 14. The Settlement is not a claims-made settlement. Upon the occurrence of the Effective Date, no Defendant, Defendants’ Releasee, or any other person or entity who or which paid any portion of the Settlement Amount shall have any right to the return of the Settlement Fund or any portion thereof for any reason whatsoever, including without limitation, the number of Claim Forms submitted, the collective amount of Recognized Claims of Authorized Claimants, the percentage of recovery of losses, or the amounts to be paid to Authorized Claimants from the Net Settlement Fund. 15. Notwithstanding the fact that the Effective Date of the Settlement has not yet occurred, Lead Counsel may pay from the Settlement Fund, without further approval from Defendants or further order of the Court, all Notice and Administration Costs actually incurred and paid or payable. Such costs and expenses shall include, without limitation, the actual costs of printing and mailing the Notice, publishing the Summary Notice, reimbursements to nominee owners for forwarding the Notice to their beneficial owners, the administrative expenses incurred and fees charged by the Claims Administrator in connection with providing notice, administering the Settlement (including processing the submitted Claims), and the fees, if any, of the Escrow Agent. In the event that the Settlement is terminated pursuant to the terms of this Stipulation, all Notice and Administration Costs paid or incurred, including any related fees, shall not be returned

21 or repaid to Defendants, any of the other Defendants’ Releasees, or any other person or entity who or which paid any portion of the Settlement Amount. ATTORNEYS’ FEES AND LITIGATION EXPENSES 16. Lead Counsel will apply to the Court for a collective award of attorneys’ fees to Plaintiffs’ Counsel to be paid from (and out of) the Settlement Fund. Lead Counsel also will apply to the Court for reimbursement of Litigation Expenses, which may include a request for reimbursement of Lead Plaintiffs’ costs and expenses directly related to their representation of the Settlement Class, to be paid from (and out of) the Settlement Fund. Lead Counsel’s application for an award of attorneys’ fees and/or Litigation Expenses is not the subject of any agreement between Defendants and Lead Plaintiffs other than what is set forth in this Stipulation. 17. Any attorneys’ fees and Litigation Expenses that are awarded by the Court shall be paid to Lead Counsel immediately upon award, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to Lead Counsel’s obligation to make appropriate refunds or repayments to the Settlement Fund, plus accrued interest at the same net rate as is earned by the Settlement Fund, if the Settlement is terminated pursuant to the terms of this Stipulation or if, as a result of any appeal or further proceedings on remand, or successful collateral attack, the award of attorneys’ fees and/or Litigation Expenses is reduced or reversed and such order reducing or reversing the award has become Final. Lead Counsel shall make the appropriate refund or repayment in full no later than thirty (30) days after: (a) receiving from Defendants’ Counsel notice of the termination of the Settlement; or (b) any order reducing or reversing the award of attorneys’ fees and/or Litigation Expenses has become Final. An award of attorneys’ fees and/or Litigation Expenses is not a necessary term of this Stipulation and is not a condition of the Settlement embodied herein.

22 Neither Lead Plaintiffs nor Lead Counsel may cancel or terminate the Settlement based on this Court’s or any appellate court’s ruling with respect to attorneys’ fees and/or Litigation Expenses. 18. Lead Counsel shall allocate the attorneys’ fees awarded amongst Plaintiffs’ Counsel in a manner that they, in good faith, believe reflects the contributions of such counsel to the institution, prosecution and settlement of the Action. None of the Defendants or other Defendants’ Releasees shall have any responsibility for or liability whatsoever with respect to the allocation or award of attorneys’ fees or Litigation Expenses. The attorneys’ fees and Litigation Expenses that are awarded to Lead Counsel shall be payable solely from the Escrow Account. NOTICE AND SETTLEMENT ADMINISTRATION 19. As part of the Preliminary Approval Order, Lead Plaintiffs shall seek appointment of a Claims Administrator. The Claims Administrator shall administer the Settlement, including but not limited to the process of receiving, reviewing, and approving or denying Claims, under Lead Counsel’s supervision and subject to the jurisdiction of the Court. Other than Sesen Bio’s obligation to provide its securities holders records as provided in ¶ 20 below, none of the Defendants, nor any other Defendants’ Releasees, shall have any involvement in or any responsibility, authority or liability whatsoever for the selection of the Claims Administrator, the Plan of Allocation, the administration of the Settlement, the Claims process, or disbursement of the Net Settlement Fund, and shall have no liability whatsoever to any person or entity, including, but not limited to, Lead Plaintiffs, any other Settlement Class Members or Lead Counsel in connection with the foregoing. Defendants’ Counsel shall cooperate in the administration of the Settlement to the extent reasonably necessary to effectuate its terms. 20. In accordance with the terms of the Preliminary Approval Order to be entered by the Court, Lead Counsel shall cause the Claims Administrator to mail the Notice and Proof of

23 Claim Form to those members of the Settlement Class as may be identified through reasonable effort. Lead Counsel shall also cause the Claims Administrator to have the Summary Notice published in accordance with the terms of the Preliminary Approval Order to be entered by the Court. For the purposes of identifying and providing notice to the Settlement Class, within ten (10) business days of the date of entry of the Preliminary Approval Order, Sesen Bio shall provide or cause to be provided to the Claims Administrator in electronic format (at no cost to the Settlement Fund, Lead Counsel or the Claims Administrator) its security lists (consisting of names and addresses) of the holders of Sesen Bio Securities during the Settlement Class Period. 21. The Claims Administrator shall receive Claims and determine first, whether the Claim is a valid Claim, in whole or part, and second, each Authorized Claimant’s pro rata share of the Net Settlement Fund based upon each Authorized Claimant’s Recognized Claim compared to the total Recognized Claims of all Authorized Claimants (as set forth in the Plan of Allocation set forth in the Notice attached hereto as Exhibit 1 to Exhibit A, or in such other plan of allocation as the Court approves). 22. The Plan of Allocation proposed in the Notice is not a necessary term of the Settlement or of this Stipulation and it is not a condition of the Settlement or of this Stipulation that any particular plan of allocation be approved by the Court. Lead Plaintiffs and Lead Counsel may not cancel or terminate the Settlement (or this Stipulation) based on this Court’s or any appellate court’s ruling with respect to the Plan of Allocation or any other plan of allocation in this Action. Defendants and the other Defendants’ Releasees shall not object in any way to the Plan of Allocation or any other plan of allocation in this Action. No Defendant, nor any other Defendants’ Releasees, shall have any involvement with or liability, obligation or responsibility whatsoever for the application of the Court-approved plan of allocation.

24 23. Any Settlement Class Member who does not submit a valid Claim Form will not be entitled to receive any distribution from the Net Settlement Fund, but will otherwise be bound by all of the terms of this Stipulation and Settlement, including the terms of the Judgment or, the Alternate Judgment, if applicable, to be entered in the Action and the releases provided for herein and therein, and will be permanently barred and enjoined from bringing any action, claim, or other proceeding of any kind against the Defendants’ Releasees with respect to the Released Plaintiffs’ Claims in the event that the Effective Date occurs with respect to the Settlement. 24. Lead Counsel shall be responsible for supervising the administration of the Settlement and the disbursement of the Net Settlement Fund subject to Court approval. No Defendant, or any other Defendants’ Releasees, shall be permitted to review, contest or object to any Claim Form, or any decision of the Claims Administrator or Lead Counsel with respect to accepting or rejecting any Claim for payment by a Settlement Class Member. Lead Counsel shall have the right, but not the obligation, to waive what it deems to be formal or technical defects in any Claim Forms submitted in the interests of achieving substantial justice. 25. For purposes of determining the extent, if any, to which a Settlement Class Member shall be entitled to be treated as an Authorized Claimant, the following conditions shall apply: (a) Each Settlement Class Member shall be required to submit a Claim Form, substantially in the form attached hereto as Exhibit 2 to Exhibit A, supported by such documents as are designated therein, including proof of the Claimant’s loss, or such other documents or proof as the Claims Administrator or Lead Counsel, in their discretion, may deem acceptable; (b) All Claim Forms must be submitted by the date set by the Court in the Preliminary Approval Order and specified in the Notice. Any Settlement Class Member who fails to submit a Claim Form by such date shall be forever barred from receiving any distribution from

25 the Net Settlement Fund or payment pursuant to this Stipulation (unless by Order of the Court such Settlement Class Member’s Claim Form is accepted), but shall in all other respects be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment or Alternate Judgment, if applicable, and the Releases provided for herein and therein, and will be permanently barred and enjoined from bringing any action, claim or other proceeding of any kind against any Defendants’ Releasees with respect to any Released Plaintiffs’ Claim. Provided that it is mailed by the claim-submission deadline, a Claim Form shall be deemed to be submitted when postmarked, if received with a postmark indicated on the envelope and if mailed by first-class mail and addressed in accordance with the instructions thereon. In all other cases, the Claim Form shall be deemed to have been submitted on the date when actually received by the Claims Administrator; (c) Each Claim Form shall be submitted to and reviewed by the Claims Administrator who shall determine in accordance with this Stipulation and the plan of allocation the extent, if any, to which each Claim shall be allowed, subject to review by the Court pursuant to subparagraph (e) below as necessary; (d) Claim Forms that do not meet the submission requirements may be rejected. Prior to rejecting a Claim in whole or in part, the Claims Administrator shall communicate with the Claimant in writing to give the Claimant the chance to remedy any curable deficiencies in the Claim Form submitted. The Claims Administrator shall notify, in a timely fashion and in writing, all Claimants whose Claim the Claims Administrator proposes to reject in whole or in part, setting forth the reasons therefor, and shall indicate in such notice that the Claimant whose Claim is to be rejected has the right to a review by the Court if the Claimant so desires and complies with the requirements of subparagraph (e) below; and

26 (e) If any Claimant whose Claim has been rejected in whole or in part desires to contest such rejection, the Claimant must, within twenty (20) days after the date of mailing of the notice required in subparagraph (d) above, serve upon the Claims Administrator a notice and statement of reasons indicating the Claimant’s grounds for contesting the rejection along with any supporting documentation, and requesting a review thereof by the Court. If a dispute concerning a Claim cannot be otherwise resolved, Lead Counsel shall thereafter present the request for review to the Court, on reasonable notice to Defendants’ Counsel. 26. Each Claimant shall be deemed to have submitted to the jurisdiction of the Court with respect to the Claimant’s Claim, and the Claim will be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided, however, that such investigation and discovery shall be limited to that Claimant’s status as a Settlement Class Member and the validity and amount of the Claimant’s Claim. No discovery or investigation shall be allowed on the merits of this Action or of the Settlement in connection with the processing of Claim Forms. 27. Lead Counsel will apply to the Court, on reasonable notice to Defendants’ Counsel, for a Class Distribution Order: (a) approving the Claims Administrator’s administrative determinations concerning the acceptance and rejection of the Claims submitted; (b) approving payment of any administration fees and expenses associated with the administration of the Settlement from the Escrow Account; and (c) if the Effective Date has occurred, directing payment of the Net Settlement Fund to Authorized Claimants from the Escrow Account. 28. Payment pursuant to the Class Distribution Order shall be final and conclusive against all Settlement Class Members. All Settlement Class Members whose Claims are not approved by the Court for payment shall be barred from participating in distributions from the Net Settlement Fund, but otherwise shall be bound by all of the terms of this Stipulation and the

27 Settlement, including the terms of the Judgment or Alternate Judgment, if applicable, to be entered in this Action and the Releases provided for herein and therein, and will be permanently barred and enjoined from bringing any action against any and all Defendants’ Releasees with respect to any and all of the Released Plaintiffs’ Claims. 29. No person or entity shall have any claim against Lead Plaintiffs, Plaintiffs’ Counsel, the Claims Administrator or any other agent designated by Lead Counsel, or the Defendants’ Releasees and/or their respective counsel, arising from distributions made substantially in accordance with the Stipulation, the plan of allocation approved by the Court, or any order of the Court. Lead Plaintiffs and Defendants, and their respective counsel, and Lead Plaintiffs’ damages expert and all other Releasees shall have no liability whatsoever for the investment or distribution of the Settlement Fund or the Net Settlement Fund, the plan of allocation, or the determination, administration, calculation, or payment of any claim or nonperformance of the Claims Administrator, the payment or withholding of taxes (including interest and penalties) owed by the Settlement Fund, or any losses incurred in connection therewith. 30. All proceedings with respect to the administration, processing and determination of Claims and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of Claims, shall be subject to the jurisdiction of the Court. All Settlement Class Members and Parties to this Settlement expressly waive trial by jury (to the extent any such right may exist) and any right of appeal or review with respect to such determinations. For the avoidance of doubt, the decision of the Court with respect to objections to the Claims Administrator’s claim determinations shall be final and binding on Settlement Class Members, and there shall be no appeal to any court including the U.S. Court of Appeals for the

28 Second Circuit, such right of appeal having been knowingly and intentionally waived by each Settlement Class Member. TERMS OF THE JUDGMENT 31. If the Settlement contemplated by this Stipulation is approved by the Court, Lead Counsel and Defendants’ Counsel shall request that the Court enter a Judgment, substantially in the form attached hereto as Exhibit B. CONDITIONS OF SETTLEMENT AND EFFECT OF DISAPPROVAL, CANCELLATION OR TERMINATION 32. The Effective Date of the Settlement shall be deemed to occur on the occurrence or waiver of all of the following events: (a) the Court has entered the Preliminary Approval Order, substantially in the form set forth in Exhibit A attached hereto, as required by ¶ 3 above; (b) the Settlement Amount has been deposited into the Escrow Account in accordance with the provisions of ¶ 9 above; (c) Defendants have not exercised their option to terminate the Settlement pursuant to the provisions of this Stipulation (including the Supplemental Agreement described in ¶ 36 below); (d) Lead Plaintiffs have not exercised their option to terminate the Settlement pursuant to the provisions of this Stipulation; and (e) the Court has approved the Settlement as described herein, following notice to the Settlement Class and a hearing, as prescribed by Rule 23 of the Federal Rules of Civil Procedure, and entered the Judgment and the Judgment has become Final, or the Court has entered an Alternate Judgment and none of the Parties seek to terminate the Settlement and the Alternate Judgment has become Final.

29 33. Upon the occurrence of all of the events referenced in ¶ 32 above, any and all remaining interest or right of Defendants in or to the Settlement Fund, if any, shall be absolutely and forever extinguished and the Releases herein shall be effective. 34. If (i) Defendants exercise their right to terminate the Settlement as provided in this Stipulation; (ii) Lead Plaintiffs exercise their right to terminate the Settlement as provided in this Stipulation; (iii) the Court disapproves the Settlement; or (iv) the Effective Date as to the Settlement otherwise fails to occur, then: (a) The Settlement and the relevant portions of this Stipulation shall be canceled and terminated. (b) Lead Plaintiffs and Defendants shall revert to their respective positions in the Action as of July 19, 2022. (c) The terms and provisions of this Stipulation, with the exception of this ¶ 34 and ¶¶ 15, 17, 37 and 58, shall have no further force and effect with respect to the Parties and shall not be used in the Action or in any other proceeding for any purpose, and any Judgment, or Alternate Judgment, if applicable, or order entered by the Court in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc. (d) Within five (5) business days after joint written notification of termination is sent by Defendants’ Counsel and Lead Counsel to the Escrow Agent, the Settlement Fund (including accrued interest thereon and any funds received by Lead Counsel consistent with ¶ 17 above), less any Notice and Administration Costs actually incurred, paid or payable and less any Taxes paid, due or owing shall be refunded by the Escrow Agent to Defendants (or such other persons or entities as Defendants may direct). In the event that the funds received by Lead Counsel consistent with ¶ 17 above have not been refunded to the Settlement Fund within the five (5)

30 business days specified in this paragraph, those funds shall be refunded by the Escrow Agent to Defendants (or such other persons or entities as Defendants may direct) immediately upon their deposit into the Escrow Account consistent with ¶ 17 above. 35. It is further stipulated and agreed that Lead Plaintiffs, provided they unanimously agree, and Defendants, provided they unanimously agree, shall each have the right to terminate the Settlement and this Stipulation, by providing written notice of their election to do so (“Termination Notice”) to the other Parties to this Stipulation within thirty (30) days of: (a) the Court’s final refusal to enter the Preliminary Approval Order in any material respect; (b) the Court’s final refusal to approve the Settlement or any material part thereof; (c) the Court’s final refusal to enter the Judgment in any material respect as to the Settlement; (d) the date upon which the Judgment is modified or reversed in any material respect by the United States Court of Appeals for the Second Circuit or the United States Supreme Court; or (e) the date upon which an Alternate Judgment is modified or reversed in any material respect by the United States Court of Appeals for the Second Circuit or the United States Supreme Court, and the provisions of ¶ 34 above shall apply. However, any decision or proceeding, whether in this Court or any appellate court, with respect to an application for attorneys’ fees or reimbursement of Litigation Expenses or with respect to any plan of allocation shall not be considered material to the Settlement, shall not affect the finality of any Judgment or Alternate Judgment, if applicable, and shall not be grounds for termination of the Settlement. 36. In addition to the grounds set forth in ¶ 35 above, Defendants, provided they unanimously agree, shall have the unilateral right to terminate the Settlement in the event that Settlement Class Members timely and validly requesting exclusion from the Settlement Class meet the conditions set forth in Defendants’ confidential supplemental agreement with Lead Plaintiffs

31 (the “Supplemental Agreement”), in accordance with the terms of that agreement. The Supplemental Agreement, which is being executed concurrently herewith, shall not be filed with the Court and its terms shall not be disclosed in any other manner (other than the statements herein and in the Notice, to the extent necessary, or as otherwise provided in the Supplemental Agreement) unless and until the Court otherwise directs or a dispute arises between Lead Plaintiffs and Defendants concerning its interpretation or application, in which event the Parties shall submit the Supplemental Agreement to the Court in camera and request that the Court afford it confidential treatment. NO ADMISSION OF WRONGDOING 37. Neither the Term Sheet, this Stipulation (whether or not consummated), including the exhibits hereto and the Plan of Allocation contained therein (or any other plan of allocation that may be approved by the Court), the negotiations leading to the execution of the Term Sheet and this Stipulation, nor any proceedings taken pursuant to or in connection with the Term Sheet, this Stipulation and/or approval of the Settlement (including any arguments proffered in connection therewith): (a) shall be offered against any of the Defendants or other Defendants’ Releasees as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Defendants or other Defendants’ Releasees with respect to the truth of any fact alleged by Lead Plaintiffs or the validity of any claim that was or could have been asserted or the deficiency of any defense that has been or could have been asserted in this Action or in any other litigation, or of any liability, negligence, fault, or other wrongdoing of any kind of any of the Defendants or other Defendants’ Releasees or in any way referred to for any other reason as against any of the Defendants or other Defendants’ Releasees, in any civil, criminal,

32 or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; (b) shall be offered against any of the Plaintiffs’ Releasees, as evidence of, or construed as, or deemed to be evidence of any presumption, concession or admission by any of the Plaintiffs’ Releasees that any of their claims were without merit, that any of the Defendants’ Releasees had meritorious defenses, or that damages recoverable under the Complaint would not have exceeded the Settlement Amount or with respect to any liability, negligence, fault, or wrongdoing of any kind, or in any way referred to for any other reason as against any of the Plaintiffs’ Releasees, in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; or (c) shall be construed against any of the Releasees as an admission, concession, or presumption that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial; provided, however, that if this Stipulation is approved by the Court, the Parties and the Releasees and their respective counsel may refer to it to effectuate the protections from liability granted hereunder or otherwise to enforce the terms of the Settlement. MISCELLANEOUS PROVISIONS 38. All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein. Notwithstanding the foregoing, in the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit attached hereto, the terms of the Stipulation shall prevail. 39. Defendants warrant that, as to the payments made or to be made by or on behalf of them, at the time of entering into this Stipulation and at the time of such payment they, or to their knowledge any persons or entities contributing to the payment of the Settlement Amount, were not

33 insolvent, nor will the payment required to be made by or on behalf of them render them insolvent, within the meaning of and/or for the purposes of the United States Bankruptcy Code, including §§ 101 and 547 thereof. This representation is made by each of the Defendants and not by their counsel. 40. In the event of the entry of a final order of a court of competent jurisdiction determining the transfer of money to the Settlement Fund or any portion thereof by or on behalf of Defendants to be a preference, voidable transfer, fraudulent transfer, or similar transaction and any portion thereof is required to be returned, and such amount is not promptly deposited into the Settlement Fund by others, then, at the election of Lead Plaintiffs, Lead Plaintiffs and Defendants shall jointly move the Court to vacate and set aside the Releases given and the Judgment or Alternate Judgment, if applicable, entered in favor of Defendants and the other Releasees pursuant to this Stipulation, in which event the releases and Judgment, or Alternate Judgment, if applicable, shall be null and void, and the Parties shall be restored to their respective positions in the litigation as provided in ¶ 34 above, and any cash amounts in the Settlement Fund (less any Taxes paid, due or owing with respect to the Settlement Fund and less any Notice and Administration Costs actually incurred, paid or payable) shall be returned as provided in ¶ 34. 41. The Parties intend this Stipulation and the Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by Lead Plaintiffs and any other Settlement Class Members against the Defendants’ Releasees with respect to the Released Plaintiffs’ Claims. Accordingly, except in the event of the termination of this Settlement, Lead Plaintiffs and their counsel and Defendants and their counsel agree not to assert in any forum that this Action was brought by Lead Plaintiffs or defended by Defendants in bad faith or without a reasonable basis. No Party shall assert any claims of any violation of Rule 11 of the Federal Rules

34 of Civil Procedure relating to the institution, prosecution, defense, or settlement of this Action. The Parties agree that the amounts paid and the other terms of the Settlement were negotiated at arm’s-length and in good faith by the Parties, including through a mediation process supervised and conducted by Mr. Melnick, and reflect the Settlement that was reached voluntarily after extensive negotiations and consultation with experienced legal counsel, who were fully competent to assess the strengths and weaknesses of their respective clients’ claims or defenses. 42. While retaining their right to deny that the claims asserted in the Action were meritorious, Defendants and their counsel, in any statement made to any media representative (whether or not for attribution) will not assert that the Action was commenced or prosecuted in bad faith, nor will they deny that the Action was commenced and prosecuted in good faith and is being settled voluntarily after consultation with competent legal counsel. Likewise, while retaining their right to assert their claims in the action were meritorious, Lead Plaintiffs and their counsel, in any statement made to any media representative (whether or not for attribution) will not assert that Defendants’ defenses were asserted in bad faith, nor will they deny that Defendants defended the Action in good faith and that the action is being settled voluntarily after consultation with competent legal counsel. In all events, Lead Plaintiffs and their counsel and Defendants and their counsel shall not make any accusations of wrongful or actionable conduct by either Party concerning the prosecution, defense, and resolution of the Action, and shall not otherwise suggest that the Settlement constitutes an admission of any claim or defense alleged. 43. Defendant Releasees may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense, claim, or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or

35 reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim. 44. The terms of the Settlement, as reflected in this Stipulation, may not be modified or amended, nor may any of its provisions be waived except by a writing signed on behalf of both Lead Plaintiffs and Defendants (or their successors-in-interest). 45. The headings herein are used for the purpose of convenience only and are not meant to have legal effect. 46. The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court, and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys’ fees and Litigation Expenses to Lead Counsel and enforcing the terms of this Stipulation, including the Plan of Allocation (or such other plan of allocation as may be approved by the Court) and the distribution of the Net Settlement Fund to Settlement Class Members. 47. The waiver by one Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation. 48. This Stipulation and its exhibits and the Supplemental Agreement constitute the entire agreement among Lead Plaintiffs and Defendants concerning the Settlement and this Stipulation and its exhibits. All Parties acknowledge that no other agreements, representations, warranties, or inducements have been made by any Party hereto concerning this Stipulation, its exhibits or the Supplemental Agreement other than those contained and memorialized in such documents.

36 49. This Stipulation may be executed in one or more counterparts, including by a .pdf/.tif image of the signature transmitted via email. All executed counterparts and each of them shall be deemed to be one and the same instrument. 50. This Stipulation shall be binding upon and inure to the benefit of the successors and assigns of the Parties, including any and all Releasees and any corporation, partnership, or other entity into or with which any Party hereto may merge, consolidate or reorganize. 51. The construction, interpretation, operation, effect and validity of this Stipulation, the Supplemental Agreement and all documents necessary to effectuate it shall be governed by the internal laws of the State of New York without regard to conflicts of laws, except to the extent that federal law requires that federal law govern. 52. Any action arising under or to enforce this Stipulation or any portion thereof shall be commenced and maintained only in the Court. 53. This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm’s-length negotiations between the Parties and all Parties have contributed substantially and materially to the preparation of this Stipulation. 54. All counsel and any other person executing this Stipulation and any of the exhibits hereto, or any related Settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms. 55. Lead Counsel and Defendants’ Counsel agree to cooperate fully with one another in seeking Court approval of the Preliminary Approval Order and the Settlement, as embodied in this Stipulation, and to use best efforts to promptly agree upon and execute all such other

37 documentation as may be reasonably required to obtain final approval by the Court of the Settlement. 56. If any Party is required to give notice to another Party under this Stipulation, such notice shall be in writing and shall be deemed to have been duly given upon receipt of hand delivery or facsimile or email transmission, with confirmation of receipt. Notice shall be provided as follows: If to Lead Plaintiffs or Lead Counsel: Glancy Prongay & Murray LLP Attn: Matthew M. Houston, Esq. 745 Fifth Avenue, 5th Floor New York, NY 10151 Tel: (212) 935-7400 Email: mhouston@glancylaw.com If to Defendants: Hogan Lovells US LLP Attn: William M. Regan, Esq. 390 Madison Avenue New York, NY 10017 Tel: (212) 918-3000 Email: william.regan@hoganlovells.com 57. Except as otherwise provided herein, each Party shall bear its own costs. 58. Whether or not the Stipulation is approved by the Court, and whether or not the Stipulation is consummated, or the Effective Date occurs, the Parties and their counsel shall use their best efforts to keep all negotiations, discussions, acts performed, agreements, drafts, documents signed, and proceedings in connection with the Stipulation confidential. 59. All agreements made and orders entered during the course of this Action relating to the confidentiality of information shall survive this Settlement. 60. No opinion or advice concerning the tax consequences of the proposed Settlement to individual Settlement Class Members is being given or will be given by the Parties or their counsel; nor is any representation or warranty in this regard made by virtue of this Stipulation. Each Settlement Class Member’s tax obligations, and the determination thereof, are the sole

38 responsibility of the Settlement Class Member, and it is understood that the tax consequences may vary depending on the particular circumstances of each individual Settlement Class Member. 61. Defendants shall be responsible for sending notices required by the Class Action Fairness Act and for all costs and expenses related thereto. IN WITNESS WHEREOF, the Parties hereto have caused this Stipulation to be executed, by their duly authorized attorneys, as of August 3, 2022. GLANCY PRONGAY & MURRAY LLP By: /s/ Matthew M. Houston Matthew M. Houston 745 Fifth Avenue, 5th Floor New York, NY 10151 Tel: (212) 935-7400 Email: mhouston@glancylaw.com Gregory B. Linkh 230 Park Avenue, Suite 358 New York, NY 10169 Tel: (212) 682-5340 Email: glinkh@glancylaw.com Lead Counsel for Lead Plaintiffs and the Settlement Class THE LAW OFFICES OF FRANK R. CRUZ Frank R. Cruz 1999 Avenue of the Stars, Suite 1100 Los Angeles, CA 90067 Tel: (310) 914-5007 Email: fcruz@frankcruzlaw.com Additional Counsel

39 HOGAN LOVELLS US LLP By: /s/ William M. Regan William M. Regan Allison M. Wuertz Maura C. Allen 390 Madison Avenue New York, NY 10017 Tel: (212) 918-3000 Email: william.regan@hoganlovells.com allison.wuertz@hoganlovells.com maura.allen@hoganlovells.com Attorneys for Sesen Bio, Inc., Thomas R. Cannell, and Monica Forbes

Exhibit A UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK IN RE SESEN BIO, INC. SECURITIES LITIGATION Case No.: 1:21-cv-07025-AKH [PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT AND PROVIDING FOR NOTICE WHEREAS, a consolidated class action is pending in this Court entitled In re Sesen Bio, Inc. Securities Litigation, Case No. 1:21-cv-07025-AKH (the “Action”); WHEREAS, (a) Lead Plaintiffs Ryan Bibb, Rodney Samaan, Lionel Dreshaj, and Benjamin Dreshaj (collectively, “Lead Plaintiffs”), on behalf of themselves and the Settlement Class (defined below), and (b) defendant Sesen Bio, Inc. (“Sesen Bio”) and defendants Thomas R. Cannell and Monica Forbes (collectively, the “Individual Defendants”; and, together with Sesen Bio, the “Defendants”; and together with Lead Plaintiffs, the “Parties”) have determined to settle all claims asserted against Defendants in this Action with prejudice on the terms and conditions set forth in the Stipulation and Agreement of Settlement dated August 3, 2022 (the “Stipulation”) subject to approval of this Court (the “Settlement”); WHEREAS, Lead Plaintiffs have made an application, pursuant to Rule 23 of the Federal Rules of Civil Procedure, for an order preliminarily approving the Settlement in accordance with the Stipulation, certifying the Settlement Class for purposes of the Settlement only, and allowing notice to Settlement Class Members as more fully described herein;

2 WHEREAS, the Court has read and considered: (a) Lead Plaintiffs’ motion for preliminary approval of the Settlement, and the papers filed and arguments made in connection therewith; and (b) the Stipulation and the exhibits attached thereto; and WHEREAS, unless otherwise defined herein, all capitalized words contained herein shall have the same meanings as they have in the Stipulation; NOW THEREFORE, IT IS HEREBY ORDERED: 1. Class Certification for Settlement Purposes – Pursuant to Rule 23(a) and (b)(3) of the Federal Rules of Civil Procedure, the Court certifies, solely for purposes of effectuating the proposed Settlement, a Settlement Class consisting of all persons and entities that purchased or otherwise acquired Sesen Bio Common Stock, and/or Sesen Bio Call Options, and/or wrote Sesen Bio Put Options, between December 21, 2020 and August 17, 2021, inclusive (“Settlement Class Period”), and who were damaged thereby. Excluded from the Settlement Class are: (a) Defendants; (b) any person who served as an executive officer and/or director of Sesen Bio during the Settlement Class Period, and members of their Immediate Family; (c) present and former parents, subsidiaries, assigns, successors, affiliates, and predecessors of Sesen Bio; (d) any entity in which Defendants have or had a controlling interest during the Settlement Class Period; (e) any trust of which any Individual Defendant is the settlor or that is for the benefit of any Individual Defendant and/or member(s) of their Immediate Family; and (f) the legal representatives, heirs, successors, and assigns of any person or entity excluded under provisions (a) through (e) hereof. Also excluded from the Settlement Class are any persons or entities who or which exclude themselves by submitting a request for exclusion that is accepted by the Court. 2. Class Findings – Solely for purposes of the proposed Settlement of this Action, the Court finds that each element required for certification of the Settlement Class pursuant to

3 Rule 23 of the Federal Rules of Civil Procedure has been met: (a) the members of the Settlement Class are so numerous that their joinder in the Action would be impracticable; (b) there are questions of law and fact common to the Settlement Class which predominate over any individual questions; (c) the claims of Lead Plaintiffs in the Action are typical of the claims of the Settlement Class; (d) Lead Plaintiffs and Lead Counsel have and will fairly and adequately represent and protect the interests of the Settlement Class; and (e) a class action is superior to other available methods for the fair and efficient adjudication of the Action. 3. The Court hereby finds and concludes that pursuant to Rule 23 of the Federal Rules of Civil Procedure, and for the purposes of the Settlement only, Lead Plaintiffs are adequate class representatives and certifies them as Class Representatives for the Settlement Class. The Court also appoints Lead Counsel Glancy Prongy & Murray LLP as Class Counsel for the Settlement Class, pursuant to Rule 23(g) of the Federal Rules of Civil Procedure. 4. Preliminary Approval of the Settlement – The Court hereby preliminarily approves the Settlement, as embodied in the Stipulation, as being fair, reasonable and adequate to the Settlement Class, subject to further consideration at the Settlement Hearing to be conducted as described below. 5. Settlement Hearing – The Court will hold a settlement hearing (the “Settlement Hearing”) on _____________, 2022 at __:__ _.m. in Courtroom 14D, of the United States District Court for the Southern District of New York, Daniel Patrick Moynihan United States Courthouse, 500 Pearl St., New York, NY 10007, for the following purposes: (a) to determine whether the proposed Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate to the Settlement Class, and should be approved by the Court; (b) to determine whether a Judgment substantially in the form attached as Exhibit B to the

4 Stipulation should be entered dismissing the Action with prejudice against Defendants; (c) to determine whether the proposed Plan of Allocation for the proceeds of the Settlement is fair and reasonable and should be approved; (d) to determine whether the motion by Lead Counsel for an award of attorneys’ fees and reimbursement of Litigation Expenses should be approved; and (e) to consider any other matters that may properly be brought before the Court in connection with the Settlement. Notice of the Settlement and the Settlement Hearing shall be given to Settlement Class Members as set forth in paragraph 7 of this Order. 6. The Court may adjourn the Settlement Hearing without further notice to the Settlement Class, and may approve the proposed Settlement with such modifications as the Parties may agree to, if appropriate, without further notice to the Settlement Class. 7. Retention of Claims Administrator and Manner of Giving Notice – Lead Counsel is hereby authorized to retain A.B. Data, Ltd. (the “Claims Administrator”) to supervise and administer the notice procedure in connection with the proposed Settlement as well as the processing of Claims as more fully set forth below. Notice of the Settlement and the Settlement Hearing shall be given by Lead Counsel as follows: (a) within ten (10) business days of the date of entry of this Order, Sesen Bio shall provide or cause to be provided to the Claims Administrator in electronic format (at no cost to the Settlement Fund, Lead Counsel or the Claims Administrator) its security holder lists (consisting of names and addresses) for the Sesen Bio Securities during the Settlement Class Period; (b) not later than twenty (20) business days after the date of entry of this Order (the “Notice Date”), the Claims Administrator shall cause a copy of the Notice and the Claim Form, substantially in the forms attached hereto as Exhibits 1 and 2, respectively (the

5 “Notice Packet”), to be mailed by first-class mail to potential Settlement Class Members at the addresses set forth in the records provided by Sesen Bio or in the records which Sesen Bio caused to be provided, or who otherwise may be identified through further reasonable effort; (c) contemporaneously with the mailing of the Notice Packet, the Claims Administrator shall cause copies of the Notice and the Claim Form to be posted on a website to be developed for the Settlement, from which copies of the Notice and Claim Form can be downloaded; (d) not later than ten (10) business days after the Notice Date, the Claims Administrator shall cause the Summary Notice, substantially in the form attached hereto as Exhibit 3, to be published once in Investor’s Business Daily and to be transmitted once over the PR Newswire; and (e) not later than seven (7) calendar days prior to the Settlement Hearing, Lead Counsel shall serve on Defendants’ Counsel and file with the Court proof, by affidavit or declaration, of such mailing and publication. 8. Approval of Form and Content of Notice – The Court (a) approves, as to form and content, the Notice, the Claim Form, and the Summary Notice, attached hereto as Exhibits 1, 2, and 3, respectively, and (b) finds that the mailing and distribution of the Notice and Claim Form and the publication of the Summary Notice in the manner and form set forth in paragraph 7 of this Order (i) is the best notice practicable under the circumstances; (ii) constitutes notice that is reasonably calculated, under the circumstances, to apprise Settlement Class Members of the pendency of the Action, of the effect of the proposed Settlement (including the Releases to be provided thereunder), of Lead Counsel’s motion for an award of attorneys’ fees and reimbursement of Litigation Expenses, of their right to object to the Settlement, the Plan of

6 Allocation, and/or Lead Counsel’s motion for attorneys’ fees and reimbursement of Litigation Expenses, of their right to exclude themselves from the Settlement Class, and of their right to appear at the Settlement Hearing; (iii) constitutes due, adequate and sufficient notice to all persons and entities entitled to receive notice of the proposed Settlement; and (iv) satisfies the requirements of Rule 23 of the Federal Rules of Civil Procedure, the United States Constitution (including the Due Process Clause), the Private Securities Litigation Reform Act of 1995, 15 U.S.C. § 78u-4, as amended, and all other applicable law and rules. The date and time of the Settlement Hearing shall be included in the Notice and Summary Notice before they are mailed and published, respectively. 9. Nominee Procedures – Brokers and other nominees who purchased or otherwise acquired Sesen Bio Securities during the Settlement Class Period for the benefit of another person or entity shall (a) within seven (7) calendar days of receipt of the Notice, request from the Claims Administrator sufficient copies of the Notice Packet to forward to all such beneficial owners and within seven (7) calendar days of receipt of those Notice Packets forward them to all such beneficial owners; or (b) within seven (7) calendar days of receipt of the Notice, send a list of the names and addresses of all such beneficial owners to the Claims Administrator in which event the Claims Administrator shall promptly mail the Notice Packet to such beneficial owners. Upon full compliance with these directions, such nominees may seek reimbursement of their reasonable expenses actually incurred, up to a maximum of $0.65 per Notice Packet mailed; $0.05 per Notice Packet transmitted by email; or $0.10 per name, mailing address, and email address (to the extent available) provided to the Claims Administrator, by providing the Claims Administrator with proper documentation supporting the expenses for which reimbursement is sought. Such properly documented expenses incurred by nominees in compliance with the terms

7 of this Order shall be paid from the Settlement Fund, with any disputes as to the reasonableness or documentation of expenses incurred subject to review by the Court. 10. Participation in the Settlement – Settlement Class Members who wish to participate in the Settlement and to be eligible to receive a distribution from the Net Settlement Fund must complete and submit a Claim Form in accordance with the instructions contained therein. Unless the Court orders otherwise, all Claim Forms must be postmarked no later than one hundred twenty (120) calendar days after the Notice Date. Notwithstanding the foregoing, Lead Counsel may, at its discretion, accept for processing late Claims provided such acceptance does not delay the distribution of the Net Settlement Fund to the Settlement Class. By submitting a Claim, a person or entity shall be deemed to have submitted to the jurisdiction of the Court with respect to his, her, or its Claim and the subject matter of the Settlement. 11. Each Claim Form submitted must satisfy the following conditions: (a) it must be properly completed, signed, and submitted in a timely manner in accordance with the provisions of the preceding paragraph; (b) it must be accompanied by adequate supporting documentation for the transactions and holdings reported therein, in the form of broker confirmation slips, broker account statements, an authorized statement from the broker containing the transactional and holding information found in a broker confirmation slip or account statement, or such other documentation as is deemed adequate by Lead Counsel or the Claims Administrator; (c) if the person executing the Claim Form is acting in a representative capacity, a certification of his, her or its current authority to act on behalf of the Settlement Class Member must be included in the Claim Form to the satisfaction of Lead Counsel or the Claims Administrator; and (d) the Claim Form must be complete and contain no material deletions or modifications of any of the printed matter contained therein and must be signed under penalty of perjury.

8 12. Any Settlement Class Member that does not timely and validly submit a Claim Form or whose Claim is not otherwise approved by the Court: (a) shall be deemed to have waived his, her or its right to share in the Net Settlement Fund; (b) shall be forever barred from participating in any distributions therefrom; (c) shall be bound by the provisions of the Stipulation and the Settlement and all proceedings, determinations, orders and judgments in the Action relating thereto, including, without limitation, the Judgment or Alternate Judgment, if applicable, and the Releases provided for therein, whether favorable or unfavorable to the Settlement Class; and (d) will be barred from commencing, maintaining or prosecuting any of the Released Plaintiffs’ Claims against each and all of the Defendants’ Releasees, as more fully described in the Stipulation and Notice. Notwithstanding the foregoing, late Claim Forms may be accepted for processing as set forth in paragraph 10 above. 13. Exclusion From the Settlement Class – Any member of the Settlement Class who wishes to exclude himself, herself, or itself from the Settlement Class must request exclusion in writing within the time and in the manner set forth in the Notice, which shall provide that: (a) any such request for exclusion from the Settlement Class must be mailed or delivered such that it is received no later than twenty-one (21) calendar days prior to the Settlement Hearing, to: In re Sesen Bio, Inc. Securities Litigation, EXCLUSIONS, c/o A.B. Data, Ltd., P.O. Box 173001, Milwaukee, WI 53217 and (b) each request for exclusion must (i) state the name, address, and telephone number of the person or entity requesting exclusion, and in the case of entities, the name and telephone number of the appropriate contact person; (ii) state that such person or entity “requests exclusion from the Settlement Class in In re Sesen Bio, Inc. Securities Litigation, Case No. 1:21-cv-07025-AKH”; (iii) state the number of shares of Sesen Bio Common Stock and publicly traded Sesen Bio Call Options and Sesen Bio Put

9 Options that the person or entity requesting exclusion purchased, acquired, and sold during the Settlement Class Period, as well as the dates and prices of each such purchase/acquisition and sale; and (iv) be signed by the person or entity requesting exclusion or an authorized representative. A request for exclusion shall not be effective unless it provides all the required information and is received within the time stated above, or is otherwise accepted by the Court. 14. Any person or entity who or which timely and validly requests exclusion in compliance with the terms stated in this Order and is excluded from the Settlement Class shall not be a Settlement Class Member, shall not be bound by the terms of the Settlement or any orders or judgments in the Action and shall not receive any payment out of the Net Settlement Fund. 15. Any Settlement Class Member who or which does not timely and validly request exclusion from the Settlement Class in the manner stated in this Order: (a) shall be deemed to have waived his, her or its right to be excluded from the Settlement Class; (b) shall be forever barred from requesting exclusion from the Settlement Class in this or any other proceeding; (c) shall be bound by the provisions of the Stipulation and Settlement and all proceedings, determinations, orders, and judgments in the Action, including, but not limited to, the Judgment or Alternate Judgment, if applicable, and the Releases provided for therein, whether favorable or unfavorable to the Settlement Class; and (d) will be barred from commencing, maintaining, or prosecuting any of the Released Plaintiffs’ Claims against any of the Defendants’ Releasees, as more fully described in the Stipulation and Notice. 16. Appearance and Objections at Settlement Hearing – Any Settlement Class Member who does not request exclusion from the Settlement Class may enter an appearance in the Action, at his, her, or its own expense, individually or through counsel of his, her, or its own

10 choice, by filing with the Clerk of Court and delivering a notice of appearance to both Lead Counsel and Defendants’ Counsel, at the addresses set forth in paragraph 17 below, such that it is received no later than twenty-one (21) calendar days prior to the Settlement Hearing, or as the Court may otherwise direct. Any Settlement Class Member who does not enter an appearance will be represented by Lead Counsel. 17. Any Settlement Class Member who does not request exclusion from the Settlement Class may file a written objection to the proposed Settlement, the proposed Plan of Allocation, and/or Lead Counsel’s motion for an award of attorneys’ fees and reimbursement of Litigation Expenses and appear and show cause, if he, she, or it has any cause why the proposed Settlement, the proposed Plan of Allocation, and/or Lead Counsel’s motion for attorneys’ fees and reimbursement of Litigation Expenses should not be approved; provided, however, that no Settlement Class Member shall be heard or entitled to contest the approval of the terms and conditions of the proposed Settlement, the proposed Plan of Allocation, and/or the motion for attorneys’ fees and reimbursement of Litigation Expenses unless that person or entity has filed a written objection with the Court and served copies of such objection on Lead Counsel and Defendants’ Counsel at the addresses set forth below such that they are received no later than twenty-one (21) calendar days prior to the Settlement Hearing. Lead Counsel Glancy Prongay & Murray LLP Matthew M. Houston, Esq. 745 Fifth Avenue, 5th Floor New York, NY 10151 Defendants’ Counsel Hogan Lovells US LLP William M. Regan, Esq. 390 Madison Avenue New York, NY 10017 18. Any objections, filings, and other submissions by the objecting Settlement Class Member: (a) must state the name, address, and telephone number of the person or entity objecting and must be signed by the objector; (b) must contain a statement of the Settlement

11 Class Member’s objection or objections, and the specific reasons for each objection, including any legal and evidentiary support the Settlement Class Member wishes to bring to the Court’s attention; and (c) must include documents sufficient to prove membership in the Settlement Class, including documents showing the number of shares of Sesen Bio Common Stock and publicly traded Sesen Bio Call Options and Sesen Bio Put Options that the person or entity who or that is objecting purchased, acquired, and sold during the Settlement Class Period, as well as the dates and prices of each such purchase/acquisition and sale. Objectors who enter an appearance and desire to present evidence at the Settlement Hearing in support of their objection must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and any exhibits they intend to introduce into evidence at the hearing. 19. Any Settlement Class Member who or which does not make his, her, or its objection in the manner provided herein shall be deemed to have waived his, her, or its right to object to any aspect of the proposed Settlement, the proposed Plan of Allocation, and Lead Counsel’s motion for an award of attorneys’ fees and reimbursement of Litigation Expenses and shall be forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement, the Plan of Allocation or the requested attorneys’ fees and Litigation Expenses, or from otherwise being heard concerning the Settlement, the Plan of Allocation, or the requested attorneys’ fees and Litigation Expenses in this or any other proceeding. 20. Stay and Temporary Injunction – Until otherwise ordered by the Court, the Court stays all proceedings in the Action other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation. Pending final determination of whether the Settlement should be approved, the Court bars and enjoins Lead Plaintiffs, and all other members

12 of the Settlement Class, from commencing or prosecuting any and all of the Released Plaintiffs’ Claims against each and all of the Defendants’ Releasees. 21. Settlement Administration Fees and Expenses – All reasonable costs incurred in identifying Settlement Class Members and notifying them of the Settlement as well as in administering the Settlement shall be paid as set forth in the Stipulation without further order of the Court. 22. Settlement Fund – The contents of the Settlement Fund held by Huntington National Bank (which the Court approves as the Escrow Agent), shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as they shall be distributed pursuant to the Stipulation and/or further order(s) of the Court. 23. Taxes – Lead Counsel is authorized and directed to prepare any tax returns and any other tax reporting form for or in respect to the Settlement Fund, to pay from the Settlement Fund any Taxes owed with respect to the Settlement Fund, and to otherwise perform all obligations with respect to Taxes and any reporting or filings in respect thereof without further order of the Court in a manner consistent with the provisions of the Stipulation. 24. Termination of Settlement – If the Settlement is terminated as provided in the Stipulation, the Settlement is not approved, or the Effective Date of the Settlement otherwise fails to occur, this Order shall be vacated, rendered null and void, and be of no further force and effect, except as otherwise provided by the Stipulation, and this Order shall be without prejudice to the rights of Lead Plaintiffs, the other Settlement Class Members and Defendants, and the Parties shall revert to their respective positions in the Action as of July 19, 2022, as provided in the Stipulation.

13 25. Use of this Order – Neither this Order, the Term Sheet, the Stipulation (whether or not consummated), including the exhibits thereto and the Plan of Allocation contained therein (or any other plan of allocation that may be approved by the Court), the negotiations leading to the execution of the Term Sheet and the Stipulation, nor any proceedings taken pursuant to or in connection with the Term Sheet, the Stipulation and/or approval of the Settlement (including any arguments proffered in connection therewith): (a) shall be offered against any of the Defendants or other Defendants’ Releasees as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Defendants or other Defendants’ Releasees with respect to the truth of any fact alleged by Lead Plaintiffs or the validity of any claim that was or could have been asserted or the deficiency of any defense that has been or could have been asserted in this Action or in any other litigation, or of any liability, negligence, fault, or other wrongdoing of any kind of any of the Defendants or other Defendants’ Releasees or in any way referred to for any other reason as against any of the Defendants or other Defendants’ Releasees, in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of the Stipulation; (b) shall be offered against any of the Plaintiffs’ Releasees, as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Plaintiffs’ Releasees that any of their claims are without merit, that any of the Defendants’ Releasees had meritorious defenses, or that damages recoverable under the Complaint would not have exceeded the Settlement Amount or with respect to any liability, negligence, fault, or wrongdoing of any kind, or in any way referred to for any other reason as against any of the Plaintiffs’ Releasees, in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of the Stipulation; or (c) shall be construed against any of

14 the Releasees as an admission, concession, or presumption that the consideration to be given under the Settlement represents the amount which could be or would have been recovered after trial; provided, however, that if the Stipulation is approved by the Court, the Parties and the Releasees and their respective counsel may refer to it to effectuate the protections from liability granted thereunder or otherwise to enforce the terms of the Settlement. 26. Supporting Papers – Lead Counsel shall file and serve the opening papers in support of the proposed Settlement, the Plan of Allocation, and Lead Counsel’s motion for an award of attorneys’ fees and reimbursement of Litigation Expenses no later than thirty-five (35) calendar days prior to the Settlement Hearing; and reply papers, if any, shall be filed and served no later than seven (7) calendar days prior to the Settlement Hearing. 27. The Court retains jurisdiction to consider all further applications arising out of or connected with the proposed Settlement. SO ORDERED this _________ day of __________________, 2022. ________________________________________ The Honorable Alvin K. Hellerstein United States District Judge

Exhibit A-1 UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK IN RE SESEN BIO, INC. SECURITIES LITIGATION Case No.: 1:21-cv-07025-AKH NOTICE OF (I) PENDENCY OF CLASS ACTION AND PROPOSED SETTLEMENT; (II) SETTLEMENT FAIRNESS HEARING; AND (III) MOTION FOR AN AWARD OF ATTORNEYS’ FEES AND REIMBURSEMENT OF LITIGATION EXPENSES A Federal Court authorized this Notice. This is not a solicitation from a lawyer. NOTICE OF PENDENCY OF CLASS ACTION: Please be advised that your rights may be affected by the above-captioned securities class action (the “Action”)1 pending in the United States District Court for the Southern District of New York (the “Court”), if, during the period between December 21, 2020 and August 17, 2021, inclusive (“Settlement Class Period”), you purchased or otherwise acquired Sesen Bio, Inc. (“Sesen Bio” or the “Company”) common stock (“Sesen Bio Common Stock”), and/or Sesen Bio call options (“Sesen Bio Call Options”), and/or wrote Sesen Bio put options (“Sesen Bio Put Options”), and were damaged thereby.2 NOTICE OF SETTLEMENT: Please also be advised that the Court-appointed Lead Plaintiffs, Ryan Bibb, Rodney Samaan, Lionel Dreshaj, and Benjamin Dreshaj (collectively, “Lead Plaintiffs”), on behalf of themselves and the Settlement Class (as defined in ¶ 22 below), have reached a proposed settlement of the Action for $21,000,000 in cash that, if approved, will resolve all claims in the Action (the “Settlement”). PLEASE READ THIS NOTICE CAREFULLY. This Notice explains important rights you may have, including the possible receipt of cash from the Settlement. If you are a member of the Settlement Class, your legal rights will be affected whether or not you act. If you have any questions about this Notice, the proposed Settlement, or your eligibility to participate in the Settlement, please DO NOT contact Sesen Bio, any other Defendants in the Action, or their counsel. All questions should be directed to Lead Counsel or the Claims Administrator (see ¶ 89 below). 1. Description of the Action and the Settlement Class: This Notice relates to a proposed Settlement of claims in a pending securities class action brought by investors alleging, among 1 All capitalized terms used in this Notice that are not otherwise defined herein shall have the meanings ascribed to them in the Stipulation and Agreement of Settlement dated August 3, 2022 (the “Stipulation”), which is available at www.SesenBioSecuritiesSettlement.com. 2 Seen Bio Common Stock, Seen Bio Call Options, and Seen Bio Put Options are collectively referred to herein as “Seen Bio Securities.”

2 other things, that defendant Sesen Bio, and individual defendants Thomas R. Cannell and Monica Forbes (together, the “Individual Defendants,” and, collectively with Sesen Bio, “Defendants”) violated the federal securities laws by making false and misleading statements regarding Sesen Bio. A more detailed description of the Action is set forth in paragraphs 11-18 below. The proposed Settlement, if approved by the Court, will settle claims of the Settlement Class, as defined in paragraph 22 below. 2. Statement of the Settlement Class’s Recovery: Subject to Court approval, Lead Plaintiffs, on behalf of themselves and the Settlement Class, have agreed to settle the Action in exchange for a settlement payment of $21,000,000 in cash (the “Settlement Amount”) to be deposited into an escrow account. The Net Settlement Fund (i.e., the Settlement Amount plus any and all interest earned thereon (the “Settlement Fund”) less (a) any Taxes, (b) any Notice and Administration Costs, (c) any Litigation Expenses3 awarded by the Court, and (d) any attorneys’ fees awarded by the Court) will be distributed in accordance with a plan of allocation that is approved by the Court, which will determine how the Net Settlement Fund shall be allocated among members of the Settlement Class. The proposed plan of allocation (the “Plan of Allocation”) is set forth on pages 13-21 below. 3. Estimate of Average Amount of Recovery Per Share: Based on Lead Plaintiffs’ damages expert’s estimates, the conduct at issue in the Action affected approximately 164.5 million shares of Sesen Bio Common Stock purchased during the Settlement Class Period.4 Assuming that all eligible Settlement Class Members elect to participate in the Settlement, the estimated average recovery would be approximately $0.13 per affected share of Sesen Bio Common Stock, before the deduction of any Court-approved fees, expenses and costs as described herein.5 Settlement Class Members should note, however, that the foregoing average recovery per share is only an estimate. Some Settlement Class Members may recover more or less than this estimated amount depending on, among other factors, when and at what prices they purchased/acquired or sold their Sesen Bio Common Stock, and the total number of valid Claim Forms submitted. Distributions to Settlement Class Members will be made based on the Plan of Allocation set forth herein (see paragraphs 48-73, below) or such other plan of allocation as may be ordered by the Court. 4. Average Amount of Damages Per Share or Option: The Parties do not agree on the average amount of damages per share or option that would be recoverable if Lead Plaintiffs were to prevail in the Action. Among other things, Defendants do not agree with the assertion that they violated the federal securities laws or that any damages were suffered by any members of the Settlement Class as a result of their conduct. 3 “Litigation Expenses” means costs and expenses incurred in connection with commencing, prosecuting and settling the Action (which may include the costs and expenses of Lead Plaintiffs directly related to their representation of the Settlement Class), for which Lead Counsel intends to apply to the Court for reimbursement from the Settlement Fund. 4 An affected share might have been traded more than once during the Settlement Class Period, and this average recovery would be the total for all purchasers of that share. 5 Pursuant to the Plan of Allocation, the total recovery for Sesen Bio Call Options and Sesen Bio Put Options is limited to 2% of the Net Settlement Fund.

3 5. Attorneys’ Fees and Expenses Sought: Court-appointed Lead Counsel, Glancy Prongay & Murray LLP, have been prosecuting the Action on a wholly contingent basis since its inception. This means that Lead Counsel has not received any payment of attorneys’ fees for their representation of the Settlement Class and has advanced the funds to pay expenses necessarily incurred to prosecute this Action. Lead Counsel will apply to the Court for an award of attorneys’ fees for all Plaintiff’s Counsel, including additional counsel The Law Offices of Frank J. Cruz, in an amount not to exceed 25% of the Settlement Fund. In addition, Lead Counsel will apply for reimbursement of Litigation Expenses paid or incurred in connection with the institution, prosecution and resolution of the claims against the Defendants, in an amount not to exceed $175,000, which may include an application for reimbursement of the reasonable costs and expenses incurred by Lead Plaintiffs directly related to their representation of the Settlement Class. Any fees and expenses awarded by the Court will be paid from the Settlement Fund. Settlement Class Members are not personally liable for any such fees or expenses. If the maximum amounts are requested and the Court approves Lead Counsel’s fee and expense application, the estimated average amount of fees and expenses, assuming claims are filed for all affected shares will be approximately $0.03 per affected share of Sesen Bio Common Stock. 6. Identification of Attorneys’ Representatives: Lead Plaintiffs and the Settlement Class are represented by Matthew M. Houston, Esq. of Glancy Prongay & Murray LLP, 745 Fifth Avenue, 5th Floor, New York, NY 10151; Tel: (888) 773-9224; Email: settlements@glancylaw.com. 7. Reasons for the Settlement: Lead Plaintiffs’ principal reason for entering into the Settlement is the substantial immediate cash benefit for the Settlement Class without the risk or the delays inherent in further litigation. Moreover, the substantial cash benefit provided under the Settlement must be considered against the significant risk that a smaller recovery – or indeed no recovery at all – might be achieved after contested motions, a trial of the Action and the likely appeals that would follow a trial. This process could be expected to last several years. Defendants, who deny all allegations of wrongdoing or liability whatsoever, are entering into the Settlement solely to eliminate the uncertainty, burden and expense of further protracted litigation. YOUR LEGAL RIGHTS AND OPTIONS IN THE SETTLEMENT: SUBMIT A CLAIM FORM POSTMARKED NO LATER THAN _____________, 2022. This is the only way to be eligible to receive a payment from the Settlement Fund. If you are a Settlement Class Member and you remain in the Settlement Class, you will be bound by the Settlement as approved by the Court and you will give up any Released Plaintiffs’ Claims (defined in ¶ 31 below) that you have against Defendants and the other Defendants’ Releasees (defined in ¶ 32 below), so it is in your interest to submit a Claim Form.

4 EXCLUDE YOURSELF FROM THE SETTLEMENT CLASS BY SUBMITTING A WRITTEN REQUEST FOR EXCLUSION SO THAT IT IS RECEIVED NO LATER THAN _____________, 2022. If you exclude yourself from the Settlement Class, you will not be eligible to receive any payment from the Settlement Fund. This is the only option that allows you ever to be part of any other lawsuit against any of Defendants or the other Defendants’ Releasees concerning the Released Plaintiffs’ Claims. OBJECT TO THE SETTLEMENT BY SUBMITTING A WRITTEN OBJECTION SO THAT IT IS RECEIVED NO LATER THAN _____________, 2022. If you do not like the proposed Settlement, the proposed Plan of Allocation, or the request for attorneys’ fees and reimbursement of Litigation Expenses, you may write to the Court and explain why you do not like them. You cannot object to the Settlement, the Plan of Allocation or the fee and expense request unless you are a Settlement Class Member and do not exclude yourself from the Settlement Class. GO TO THE HEARING ON _____________, 2022 AT __:__ __.M., AND FILE A NOTICE OF INTENTION TO APPEAR SO THAT IT IS RECEIVED NO LATER THAN _____________, 2022. Filing a written objection and notice of intention to appear by _____________, 2022 allows you to speak in Court, at the discretion of the Court, about the fairness of the proposed Settlement, the Plan of Allocation, and/or the request for attorneys’ fees and reimbursement of Litigation Expenses. If you submit a written objection, you may (but you do not have to) attend the hearing and, at the discretion of the Court, speak to the Court about your objection. DO NOTHING. If you are a member of the Settlement Class and you do not submit a valid Claim Form, you will not be eligible to receive any payment from the Settlement Fund. You will, however, remain a member of the Settlement Class, which means that you give up your right to sue about the claims that are resolved by the Settlement and you will be bound by any judgments or orders entered by the Court in the Action. WHAT THIS NOTICE CONTAINS Why Did I Get This Notice? Page __ What Is This Case About? Page __ How Do I Know If I Am Affected By The Settlement? Who Is Included In The Settlement Class? Page __ What Are Lead Plaintiffs’ Reasons For The Settlement? Page __ What Might Happen If There Were No Settlement? Page __ How Are Settlement Class Members Affected By The Action And The Settlement? Page __ How Do I Participate In The Settlement? What Do I Need To Do? Page __ How Much Will My Payment Be? Page __ What Payment Are The Attorneys For The Settlement Class Seeking?

5 How Will The Lawyers Be Paid? Page __ What If I Do Not Want To Be A Member Of The Settlement Class? How Do I Exclude Myself? Page __ When And Where Will The Court Decide Whether To Approve The Settlement? Do I Have To Come To The Hearing? May I Speak At The Hearing If I Don’t Like The Settlement? Page __ What If I Bought Shares On Someone Else’s Behalf? Page __ Can I See The Court File? Whom Should I Contact If I Have Questions? Page __ WHY DID I GET THIS NOTICE? 8. The Court directed that this Notice be mailed to you because you or someone in your family or an investment account for which you serve as a custodian may have purchased or otherwise acquired one or more of the Sesen Bio Securities (listed above) during the Settlement Class Period. The Court has directed us to send you this Notice because, as a potential Settlement Class Member, you have a right to know about your options before the Court rules on the proposed Settlement. Additionally, you have the right to understand how this class action lawsuit may generally affect your legal rights. If the Court approves the Settlement, and the Plan of Allocation (or some other plan of allocation), the claims administrator selected by Lead Plaintiffs and approved by the Court will make payments pursuant to the Settlement after any objections and appeals are resolved. 9. The purpose of this Notice is to inform you of the existence of this case, that it is a class action, how you might be affected, and how to exclude yourself from the Settlement Class if you wish to do so. It is also being sent to inform you of the terms of the proposed Settlement, and of a hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement, the proposed Plan of Allocation and the motion by Lead Counsel for an award of attorneys’ fees and reimbursement of Litigation Expenses (the “Settlement Hearing”). See paragraph 80 below for details about the Settlement Hearing, including the date and location of the hearing. 10. The issuance of this Notice is not an expression of any opinion by the Court concerning the merits of any claim in the Action, and the Court still has to decide whether to approve the Settlement. If the Court approves the Settlement and a plan of allocation, then payments to Authorized Claimants will be made after any appeals are resolved and after the completion of all claims processing. Please be patient, as this process can take some time to complete. WHAT IS THIS CASE ABOUT? 11. Sesen Bio is a late-stage clinical company that purports to advance targeted fusion protein (“TFP”) therapeutics for cancer treatments. Its lead product candidate is Vicineum (also known as Vysyneum, VB4-845, or Oportuzumab monatox), a locally administered TFP developed as a treatment of non-muscle invasive bladder cancer that was not responsive to the Bacillus Calmette-Guérin vaccine. This case involves Defendants’ alleged misrepresentations and omissions concerning Vicineum’s safety, trial results, and prospects for rapid approval by the United States Food and Drug Administration (“FDA”) and the European Medicines Agency (“EMA”). Lead Plaintiffs allege that Defendants touted the product’s safety, efficacy and

6 prospects for approval to create an impression of future revenue growth, while omitting facts that presented material risks to Vicineum’s approval, thus rendering their positive statements misleading. 12. On August 19, 2021, Plaintiff Ryan Bibb initiated this action by filing a class action complaint in the United States District Court for the Southern District of New York, alleging violations of the federal securities laws and asserting claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (“Exchange Act”), 14 U.S.C. §§ 78j(b), 78t(a), and Securities and Exchange Commission Rule 10b-5, 17 C.F.R. 240.10b-5. 13. By Order dated October 29, 2021, the Court appointed Ryan Bibb, Rodney Samaan, Lionel Dreshaj, and Benjamin Dreshaj as Lead Plaintiffs and approved Lead Plaintiffs’ selection of Glancy Prongay & Murray LLP as Lead Counsel for the putative class. 14. On December 6, 2021, Lead Plaintiffs filed and served their Amended Class Action Complaint for Violations of the Federal Securities Laws (the “Complaint”) asserting claims against all Defendants under Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder, and against the Individual Defendants under Section 20(a) of the Exchange Act. Among other things, the Complaint alleged that Defendants published materially false and misleading statements regarding the safety, trial results, and prospects for rapid approval of Vicineum, Sesen Bio’s lead product candidate, by the FDA and EMA. According to the Complaint, the alleged misrepresentations proximately caused class member losses as it became clear that Vicineum would not gain approval in the near future. 15. On March 7, 2022, Defendants moved to dismiss the Complaint. Lead Plaintiffs filed their opposition to Defendants’ motion on April 6, 2022, and on May 6, 2022, Defendants filed a reply brief. 16. While the Parties believe in the merits of their respective positions, they also recognized the benefits that would accrue if they could reach an agreement to resolve the Action. They began to discuss the possibility of exploring whether a settlement could be reached through a mediation process. The Parties selected Jed Melnick, Esq. of JAMS as mediator. On June 3, 2022, the Parties sent a letter requesting that the Court not rule on Defendants’ motion to dismiss until after the Parties participated in a mediation with Mr. Melnick. That same day, June 3, 2022, the Court granted the Parties’ request and ordered the Parties to inform the Court of the outcome of the mediation no later than July 14, 2022. By way of Order dated July 14, 2022, the Court agreed to continue holding the motion to dismiss in abeyance to allow the Parties to continue their discussions with Mr. Melnick. 17. To facilitate the mediation, and pursuant to Rule 408 of the Federal Rules of Civil Procedure and subject to the terms and conditions of a confidentiality agreement, Sesen Bio provided Lead Counsel with certain Company documents, which consisted of 39,200 files, equating to 151,403 pages. Moreover, the Parties exchanged, and provided to Mr. Melnick, detailed mediation statements and exhibits, which addressed the issues of both liability and damages. 18. On June 30, 2022 the Parties participated in an in-person, all-day mediation before Mr. Melnick. The matter was not resolved that day, but the Parties held a second telephonic mediation before Mr. Melnick on July 6, 2022, and continued to negotiate with the assistance of Mr. Melnick over the course of the next several weeks. The process culminated in a mediator’s

7 recommendation to resolve the Action for $21,000,000, which the Parties accepted. Among other things, Lead Plaintiffs agreed to settle and release all claims asserted against Defendants in the Action in return for a cash payment by or on behalf of Defendants of $21,000,000 for the benefit of the Settlement Class. 19. Based on the investigation and mediation of the case and Lead Plaintiffs’ direct oversight of the prosecution of this matter and with the advice of their counsel, each of the Lead Plaintiffs has agreed to settle and release the claims raised in the Action pursuant to the terms and provisions of the Stipulation, after considering, among other things, (a) the substantial financial benefit that Lead Plaintiffs and the other members of the Settlement Class will receive under the proposed Settlement; and (b) the significant risks and costs of continued litigation and trial. 20. Defendants are entering into the Stipulation solely to eliminate the uncertainty, burden and expense of further protracted litigation. Each of the Defendants denies any wrongdoing, and the Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any of the Defendants, or any other of the Defendants’ Releasees (defined in ¶ 32 below), with respect to any claim or allegation of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that the Defendants have, or could have, asserted. Similarly, the Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any Lead Plaintiff of any infirmity in any of the claims asserted in the Action, or an admission or concession that any of the Defendants’ defenses to liability had any merit. 21. On _____________, 2022, the Court preliminarily approved the Settlement, authorized this Notice to be disseminated to potential Settlement Class Members, and scheduled the Settlement Hearing to consider whether to grant final approval to the Settlement. HOW DO I KNOW IF I AM AFFECTED BY THE SETTLEMENT? WHO IS INCLUDED IN THE SETTLEMENT CLASS? 22. If you are a member of the Settlement Class, you are subject to the Settlement, unless you timely request to be excluded. The Settlement Class consists of: all persons and entities that purchased or otherwise acquired Sesen Bio Common Stock, and/or Sesen Bio Call Options, and/or wrote Sesen Bio Put Options, between December 21, 2020 and August 17, 2021, inclusive, and who were damaged thereby. Excluded from the Settlement Class are: (a) Defendants; (b) any person who served as an executive officer and/or director of Sesen Bio during the Settlement Class Period, and members of their Immediate Family; (c) present and former parents, subsidiaries, assigns, successors, affiliates, and predecessors of Sesen Bio; (d) any entity in which Defendants have or had a controlling interest during the Settlement Class Period; (e) any trust of which any Individual Defendant is the settlor or that is for the benefit of any Individual Defendant and/or member(s) of their Immediate Family; and (f) the legal representatives, heirs, successors, and assigns of any person or entity excluded under provisions (a) through (e) hereof. Also excluded from the Settlement Class are any persons or entities who or which exclude themselves by submitting a request for exclusion from the Settlement Class in accordance with the requirements set forth in

8 this Notice. See “What If I Do Not Want To Be A Member Of The Settlement Class? How Do I Exclude Myself,” on page [__] below. PLEASE NOTE: RECEIPT OF THIS NOTICE DOES NOT MEAN THAT YOU ARE A SETTLEMENT CLASS MEMBER OR THAT YOU WILL BE ENTITLED TO RECEIVE PROCEEDS FROM THE SETTLEMENT. IF YOU ARE A SETTLEMENT CLASS MEMBER AND YOU WISH TO BE ELIGIBLE TO PARTICIPATE IN THE DISTRIBUTION OF PROCEEDS FROM THE SETTLEMENT, YOU ARE REQUIRED TO SUBMIT THE CLAIM FORM THAT IS BEING DISTRIBUTED WITH THIS NOTICE AND THE REQUIRED SUPPORTING DOCUMENTATION AS SET FORTH THEREIN POSTMARKED NO LATER THAN _____________, 2022. WHAT ARE LEAD PLAINTIFFS’ REASONS FOR THE SETTLEMENT? 23. Lead Plaintiffs and Lead Counsel believe that the claims asserted against Defendants have merit. They recognize, however, the expense and length of continued proceedings necessary to pursue their claims against Defendants through trial and appeals, as well as the very substantial risks they would face in establishing liability and damages. Lead Plaintiffs and Lead Counsel also recognize that Defendants have numerous avenues of attack that could preclude a recovery as to Defendants’ allegedly false and misleading statements. For example, Defendants have asserted that the statements were not false, material, or made with the requisite state of mind to support the securities fraud claim alleged. Even if those hurdles to establishing liability were overcome, Defendants would assert that the statements at issue did not cause a loss and would hotly contest the existence and amount of any damages that could be attributed to the allegedly false statements. To receive any recovery, Lead Plaintiffs would have to prevail at several stages, including overcoming Defendants’ motion to dismiss and likely Defendants’ motions for summary judgment. If Lead Plaintiffs’ claims made it to trial and Lead Plaintiffs prevailed, appeals would likely follow. Thus, there were significant risks attendant to the continued prosecution of the Action. 24. In light of these risks, the amount of the Settlement and the immediacy of recovery to the Settlement Class, Lead Plaintiffs and Lead Counsel believe that the proposed Settlement is fair, reasonable and adequate, and in the best interests of the Settlement Class. Lead Plaintiffs and Lead Counsel believe that the Settlement provides a substantial benefit to the Settlement Class, namely $21,000,000 in cash (less the various deductions described in this Notice), as compared to the risk that the claims in the Action would produce a smaller (possibly years in the future), or no recovery after the pending motion to dismiss, summary judgment, trial and appeals. 25. Defendants have denied the claims asserted against them in the Action and deny having engaged in any wrongdoing or violation of law of any kind whatsoever. Defendants have agreed to the Settlement solely to eliminate the burden and expense of continued litigation. Accordingly, the Settlement may not be construed as an admission of any wrongdoing by Defendants. WHAT MIGHT HAPPEN IF THERE WERE NO SETTLEMENT? 26. If there were no Settlement and Lead Plaintiffs failed to establish any essential legal or factual element of their claims against Defendants, neither Lead Plaintiffs nor the other members

9 of the Settlement Class would recover anything from Defendants. Also, if Defendants were to prevail on their motion to dismiss, or in proving any of their defenses at summary judgment, trial or on appeal, the Settlement Class could recover substantially less than the amount provided in the Settlement, or nothing at all. HOW ARE SETTLEMENT CLASS MEMBERS AFFECTED BY THE ACTION AND THE SETTLEMENT? 27. As a Settlement Class Member, you are represented by Lead Plaintiffs and Lead Counsel, unless you enter an appearance through counsel of your own choice at your own expense. You are not required to retain your own counsel, but if you choose to do so, such counsel must file a notice of appearance on your behalf and must serve copies of his or her appearance on the attorneys listed in the section below entitled, “When And Where Will The Court Decide Whether To Approve The Settlement?” 28. If you are a Settlement Class Member and do not wish to remain a Settlement Class Member, you may exclude yourself from the Settlement Class by following the instructions in the section below entitled, “What If I Do Not Want To Be A Member Of The Settlement Class? How Do I Exclude Myself?” 29. If you are a Settlement Class Member and you wish to object to the Settlement, the Plan of Allocation, or Lead Counsel’s application for attorneys’ fees and reimbursement of Litigation Expenses, and if you do not exclude yourself from the Settlement Class, you may present your objections by following the instructions in the section below entitled, “When And Where Will The Court Decide Whether To Approve The Settlement?” 30. If you are a Settlement Class Member and you do not exclude yourself from the Settlement Class, you will be bound by any orders issued by the Court. If the Settlement is approved, the Court will enter a judgment (the “Judgment”). The Judgment will dismiss with prejudice the claims against Defendants and will provide that, upon the Effective Date of the Settlement, Lead Plaintiffs and each of the other Settlement Class Members, on behalf of themselves, and their respective current and former heirs, executors, predecessors, successors, assigns, assignees, officers, directors, agents, parents, affiliates, subsidiaries, insurers, reinsurers, employees, and attorneys, in their capacities as such, shall (i) be deemed to have, and by operation of law and of the judgment shall have, fully, finally and forever compromised, settled, released, resolved, relinquished, waived and discharged each and every Released Plaintiffs’ Claim (as defined in ¶ 31 below) against the Defendants and the other Defendants’ Releasees (as defined in ¶ 32 below); (ii) forever be barred and enjoined from prosecuting any or all of the Released Plaintiffs’ Claims against any of the Defendants’ Releasees; and (iii) be deemed to have covenanted not to sue Defendants and the other Defendants’ Releasees on the basis of any Released Plaintiffs’ Claims. 31. “Released Plaintiffs’ Claims” means all claims, demands, losses, rights, liabilities, obligations, damages, issues, and causes of action of every nature and description, whether known claims or Unknown Claims (as defined below), whether arising under federal, state, local, statutory, common or foreign law, or any other law, rule, or regulation, at law or in equity, whether asserted or unasserted, accrued or unaccrued, fixed or contingent, liquidated or unliquidated, foreseen or unforeseen, whether matured or unmatured, whether direct, representative, class, or individual in nature, that Lead Plaintiffs or any other member of the

10 Settlement Class: (a) asserted in the operative Complaint, or (b) could have asserted in any forum that arise out of, are based upon, or relate in any way to the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the operative Complaint and that relate in any way to the purchase, acquisition, or sale of Sesen Bio Securities during the Settlement Class Period. Released Plaintiffs’ Claims do not include: (a) any claims relating to the enforcement of the Settlement; (b) any claims asserted in In re Sesen Bio, Inc. Derivative Litigation, Lead Case No. 1:21-cv-11538 (D. Mass.) and/or Tang v. Cannell, et al., Case No. 2281-cv-00135 (Superior Court of Massachusetts, Middlesex County); and (c) any claims of any person or entity who or which submits a request for exclusion from the Settlement Class that is accepted by the Court. 32. “Defendants’ Releasees” means Defendants, each of their respective Immediate Family members (for the Individual Defendants), and trust of which any Individual Defendant is the settlor or which is for the benefit of any Individual Defendant and/or member(s) of his or her Immediate Family, and each and all of Defendants’ current and former officers, directors, agents, parents, affiliates, subsidiaries, successors, predecessors, assigns, assignees, insurers, reinsurers, employees, and attorneys, in their capacities as such. 33. “Unknown Claims” means any Released Plaintiffs’ Claims that Lead Plaintiffs or any other Settlement Class Member does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, and any Released Defendants’ Claims that any Defendant or any other Defendants’ Releasee does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, that, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to the Settlement, including his, her, or its decision to object or not object to the Settlement. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, Lead Plaintiffs and Defendants shall expressly waive, and each of the other Settlement Class Members and each of the other Defendants’ Releasees shall be deemed to have waived, and by operation of the Judgment or the Alternate Judgment, if applicable, shall have expressly waived, any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, that is similar, comparable, or equivalent to California Civil Code §1542, which provides: A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party. Lead Plaintiffs, Defendants, and their respective Releasees, acknowledge that they may hereafter discover facts in addition to or different from those which they or their counsel now know or believe to be true with respect to the subject matter of the Released Claims, but the Parties stipulate and agree that, upon the Effective Date, Lead Plaintiffs and each Defendant shall have, and each Releasee by operation of the Judgment, or the Alternative Judgment, if applicable, shall be deemed to have, fully, finally, and forever settled and released any and all Released Claims, known or Unknown Claims, suspected or unsuspected, contingent or non-contingent, whether or not hidden or concealed, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law, or rule, without regard to the subsequent discovery or existence of such different or additional facts.

11 Lead Plaintiffs and Defendants acknowledge, and each of the other Releasees shall be deemed by operation of law to have acknowledged, that the foregoing waiver, and specifically the inclusion of “Unknown Claims” in the definition of Released Plaintiffs’ Claims and Released Defendants’ Claims, was separately bargained for and a key element of the Settlement. 34. The Judgment will also provide that, upon the Effective Date of the Settlement, Defendants, on behalf of themselves, and their respective current and former heirs, executors, predecessors, successors, assigns, assignees, officers, directors, agents, parents, affiliates, subsidiaries, insurers, reinsurers, employees, and attorneys, in their capacities as such, shall (i) be deemed to have, and by operation of law and of the judgment shall have, fully, finally and forever compromised, settled, released, resolved, relinquished, waived and discharged each and every Released Defendants’ Claim (as defined in ¶ 35 below) against Lead Plaintiffs and the other Plaintiffs’ Releasees (as defined in ¶ 36 below); (ii) forever be barred and enjoined from prosecuting any or all of the Released Defendants’ Claims against any of the Plaintiffs’ Releasees; and (iii) be deemed to have covenanted not to sue Lead Plaintiffs and the other Plaintiffs’ Releasees on the basis of any Released Defendants’ Claims. 35. “Released Defendants’ Claims” means all claims, demands, losses, rights, liabilities, obligations, damages, issues, and causes of action of every nature and description, whether known claims or Unknown Claims, whether arising under federal, state, local, statutory, common, or foreign law, or any other law, rule, or regulation, at law or in equity, whether asserted or unasserted, accrued or unaccrued, fixed or contingent, liquidated or unliquidated, foreseen or unforeseen, whether matured or unmatured, whether direct, representative, class, or individual in nature, that arise out of, are based upon, or relate in any way to the institution, prosecution, or settlement of the claims asserted in the Action against the Defendants. Released Defendants’ Claims do not include: (a) any claims relating to the enforcement of the Settlement; and (b) any claims against any person or entity who or which submits a request for exclusion from the Settlement Class that is accepted by the Court. 36. “Plaintiffs’ Releasees” means Lead Plaintiffs, all other plaintiffs in the Action, their respective attorneys, and all other Settlement Class Members, and their respective current and former officers, directors, agents, parents, affiliates, subsidiaries, successors, predecessors, assigns, assignees, employees, and attorneys, in their capacities as such. HOW DO I PARTICIPATE IN THE SETTLEMENT? WHAT DO I NEED TO DO? 37. To be eligible for a payment from the proceeds of the Settlement, you must be a member of the Settlement Class and you must timely complete and return the Claim Form with adequate supporting documentation postmarked no later than _____________, 202_. A Claim Form is included with this Notice, or you may obtain one from the website maintained by the Claims Administrator for the Settlement, www.SesenBioSecuritiesSettlement.com, or you may request that a Claim Form be mailed to you by calling the Claims Administrator toll free at 1-877-354- 3897. Please retain all records of your ownership of and transactions in Sesen Bio Securities, as they may be needed to document your Claim. If you request exclusion from the Settlement Class or do not submit a timely and valid Claim Form, you will not be eligible to share in the Net Settlement Fund.

12 HOW MUCH WILL MY PAYMENT BE? 38. At this time, it is not possible to make any determination as to how much any individual Settlement Class Member may receive from the Settlement. 39. Pursuant to the Settlement, Sesen Bio has agreed to pay or caused to be paid twenty one million dollars ($21,000,000) in cash. The Settlement Amount will be deposited into an escrow account. The Settlement Amount plus any interest earned thereon is referred to as the “Settlement Fund.” If the Settlement is approved by the Court and the Effective Date occurs, the “Net Settlement Fund” (that is, the Settlement Fund less (a) all federal, state and/or local taxes on any income earned by the Settlement Fund and the reasonable costs incurred in connection with determining the amount of and paying taxes owed by the Settlement Fund (including reasonable expenses of tax attorneys and accountants); (b) the costs and expenses incurred in connection with providing notice to Settlement Class Members and administering the Settlement on behalf of Settlement Class Members; and (c) any attorneys’ fees and Litigation Expenses awarded by the Court) will be distributed to Settlement Class Members who submit valid Claim Forms, in accordance with the proposed Plan of Allocation or such other plan of allocation as the Court may approve. 40. The Net Settlement Fund will not be distributed unless and until the Court has approved the Settlement and a plan of allocation, and the time for any petition for rehearing, appeal or review, whether by certiorari or otherwise, has expired. 41. Neither Defendants nor any other person or entity that paid any portion of the Settlement Amount on their behalf are entitled to get back any portion of the Settlement Fund once the Court’s order or judgment approving the Settlement becomes Final. None of the Defendants or other Defendants’ Releasees shall have any liability, obligation, or responsibility for the administration of the Settlement, the disbursement of the Net Settlement Fund or the plan of allocation. 42. Approval of the Settlement is independent from approval of a plan of allocation. Any determination with respect to a plan of allocation will not affect the Settlement, if approved. 43. Unless the Court otherwise orders, any Settlement Class Member who fails to submit a Claim Form postmarked on or before _____________, 202_ shall be fully and forever barred from receiving payments pursuant to the Settlement but will in all other respects remain a Settlement Class Member and be subject to the provisions of the Stipulation, including the terms of any Judgment entered and the releases given. This means that each Settlement Class Member releases the Released Plaintiffs’ Claims (as defined in ¶ 31 above) against the Defendants’ Releasees (as defined in ¶ 32 above) and will be enjoined and prohibited from filing, prosecuting, or pursuing any of the Released Plaintiffs’ Claims against any of the Defendants’ Releasees whether or not such Settlement Class Member submits a Claim Form. 44. Participants in and beneficiaries of a plan covered by ERISA (“ERISA Plan”) should NOT include any information relating to their transactions in Sesen Bio Securities held through the ERISA Plan in any Claim Form that they may submit in this Action. They should include ONLY those shares that they purchased or acquired outside of the ERISA Plan. Claims based on any ERISA Plan’s purchases or acquisitions of Sesen Bio Securities during the Settlement Class Period may be made by the plan’s trustees. To the extent any of the Defendants or any of the

13 other persons or entities excluded from the Settlement Class are participants in the ERISA Plan, such persons or entities shall not receive, either directly or indirectly, any portion of the recovery that may be obtained from the Settlement by the ERISA Plan. 45. The Court has reserved jurisdiction to allow, disallow, or adjust on equitable grounds the Claim of any Settlement Class Member. 46. Each Claimant shall be deemed to have submitted to the jurisdiction of the Court with respect to his, her or its Claim Form. 47. Only Settlement Class Members will be eligible to share in the distribution of the Net Settlement Fund. Persons and entities that are excluded from the Settlement Class by definition or that exclude themselves from the Settlement Class pursuant to request will not be eligible to receive a distribution from the Net Settlement Fund and should not submit Claim Forms. The only securities that are included in the Settlement are the Sesen Bio Securities. PROPOSED PLAN OF ALLOCATION 48. The objective of the Plan of Allocation is to equitably distribute the Net Settlement Fund among Authorized Claimants based on their respective alleged economic losses as a result of the alleged misstatements and omissions, as opposed to losses caused by market- or industry-wide factors, or company-specific factors unrelated to the alleged fraud. The Claims Administrator shall determine each Authorized Claimant’s share of the Net Settlement Fund based upon the recognized loss formulas described below (“Recognized Loss”). A Recognized Loss will be calculated as set forth below for each purchase or acquisition of Sesen Bio Common Stock and Call Option contracts, and for each writing of Sesen Bio Put Option contracts, during the Settlement Class Period, that is listed in the Claim and Release Form and for which adequate documentation is provided. The calculation of Recognized Loss will depend upon several factors, including when the Sesen Bio Securities were purchased or otherwise acquired during the Settlement Class Period, and in what amounts, and whether those securities were sold, and if sold, when they were sold, and for what amounts. The Recognized Loss is not intended to estimate the amount a Settlement Class Member might have been able to recover after a trial, nor to estimate the amount that will be paid to Authorized Claimants pursuant to the Settlement. The Recognized Loss is the basis upon which the Net Settlement Fund will be proportionately allocated to the Authorized Claimants. The Claims Administrator will use its best efforts to administer and distribute the Net Settlement Fund equitably to the extent that it is economically feasible. 49. The Plan of Allocation was created with the assistance of a consulting damages expert and reflects the assumption that the price of Sesen Bio Common Stock was artificially inflated throughout the Settlement Class Period. The estimated alleged artificial inflation in the price of Sesen Bio Common Stock during the Settlement Class Period is reflected in Table 1 below. The computation of the estimated alleged artificial inflation in the price of Sesen Bio Common Stock during the Settlement Class Period is based on certain misrepresentations alleged by Lead Plaintiffs and the price change in the stock, net of market- and industry-wide factors, in reaction to the public announcements that allegedly corrected the misrepresentations alleged by Lead Plaintiffs. 50. The U.S. securities laws allow investors to seek to recover losses caused by disclosures that correct the defendants’ previous misleading statements or omissions. In this Action, Lead

Plaintiffs allege that corrective disclosures took place: (i) during the trading day on August 13, 2021; (ii) before market open on August 16, 2021; and (iii) before market open on August 18, 2021 (the "Corrective Disclosures"). Defendants deny these allegations. In order for a Settlement Class Member to have a Recognized Loss under the Plan of Allocation, with respect to Sesen Bio Common Stock and Sesen Bio Call Options, the stock or call options must have been purchased or acquired during the Settlement Class Period and held through at least one of these Corrective Disclosure; and, with respect to Sesen Bio Put Options, those options must have been sold (written) during the Settlement Class Period and not closed prior to at least one of these Corrective Disclosures.

Table 1 Per-Share Artificial Inflation in Sesen Bio Common Stock*		
From	To	Inflation
December 21, 2020	August 12, 2021	$3.88
August 13, 2021	August 13, 2021[6]	$1.05
August 16, 2021	August 17, 2021	$0.18
August 18, 2021	Thereafter	$0.00

* For each day of the Settlement Class Period, the per-share artificial inflation in Sesen Bio Common Stock shall be limited to the closing price of Sesen Bio Common stock that day.

51. The per-share Recognized Loss for Sesen Bio Common Stock shall be the Recognized Loss amount as described below in "Sesen Bio Common Stock Recognized Loss Calculations." The per-option Recognized Loss for Sesen Bio Call Options and Sesen Bio Put Options shall be the Recognized Loss amount as described below in "Sesen Bio Call Option Recognized Loss Calculations" and "Sesen Bio Put Option Recognized Loss Calculations," respectively.

52. The "90-day look back" provision of the Private Securities Litigation Reform Act of 1995 ("PSLRA") is incorporated into the calculation of the Recognized Loss for Sesen Bio Common Stock. The limitations on the calculation of the Recognized Loss imposed by the PSLRA are applied such that losses on Sesen Bio Common Stock purchased during the Settlement Class Period and held as of the close of the 90-day period subsequent to the Settlement Class Period (the "90-Day Lookback Period") cannot exceed the difference between the purchase price paid for such shares and the average closing price of Sesen Common Stock during the 90-Day Lookback Period. The Recognized Loss on Sesen Bio Common Stock purchased during the Settlement Class Period and sold during the 90-Day Lookback Period cannot exceed the difference between the purchase price paid for such shares and the rolling average closing price of Sesen Common Stock during the portion of the 90-Day Lookback Period elapsed as of the date of sale.

[6] On August 13, 2021, at approximately 2:10 p.m., trading in Sesen Bio Common Stock was halted pending news. The alleged Corrective Disclosure on August 13, 2021, occurred during the trading halt at approximately 2:40 p.m. Trading in Sesen Bio Common stock resumed at approximately 3:10 p.m. on August 13, 2021. Transactions in Sesen Bio Common Stock on August 13, 2021 at a price of $5.00 or higher are considered to have occurred prior to the alleged Corrective Disclosure that day at $3.88 per-share artificial inflation. Transactions in Sesen Bio Common Stock on August 13, 2021 at a price below $5.00 are considered to have occurred after the alleged Corrective Disclosure that day at $1.05 per-share artificial inflation.

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15 53. In the calculations below, all purchase and sale prices shall exclude any fees, taxes and commissions. If a Recognized Loss amount is calculated to be a negative number, that Recognized Loss shall be set to zero. Any transactions in Sesen Bio Securities executed outside of regular trading hours for the U.S. financial markets shall be deemed to have occurred during the next regular trading session. SESEN BIO COMMON STOCK RECOGNIZED LOSS CALCULATIONS 54. For each share of Sesen Bio Common Stock purchased or otherwise acquired during the Settlement Class Period (i.e., December 21, 2020 through August 17, 2021, inclusive), the Recognized Loss per share shall be calculated as follows: i. For each share that was sold prior to the alleged Corrective Disclosure on August 13, 2021 that occurred at or around 2:40 p.m., the Recognized Loss is $0. ii. For each share that was sold after the alleged Corrective Disclosure on August 13, 2021 that occurred at or around 2:40 p.m. through the close of trading August 17, 2021, the Recognized Loss is the lesser of: a. the amount of per-share price inflation on the date of purchase as appears in Table 1 above minus the amount of per-share price inflation on the date of sale as appears in Table 1 above; or b. the purchase price minus the sale price. iii. For each share that was sold during the period August 18, 2021 through November 15, 2021, inclusive (i.e., the 90-Day Lookback Period), the Recognized Loss is the lesser of: a. the amount of per-share price inflation on the date of purchase as appears in Table 1; or b. the purchase price minus the sale price; or c. the purchase price minus the “90-Day Lookback Value” on the date of sale as provided in Table 2 below. iv. For each share that was sold or held after November 15, 2021, the Recognized Loss is the lesser of: a. the amount of per-share price inflation on the date of purchase as appears in Table 1; or b. the purchase price minus the “90-Day Lookback Value” on November 15, 2021, which is $1.01. Table 2 90-Day Lookback Value by Sale/Disposition Date Sale / Disposition Date 90-Day Lookback Value Sale / Disposition Date 90-Day Lookback Value Sale / Disposition Date 90-Day Lookback Value 8/18/2021 $1.31 9/17/2021 $1.01 10/18/2021 $0.91

8/19/2021	$1.21	9/20/2021	$1.00	10/19/2021	$0.92
8/20/2021	$1.14	9/21/2021	$0.99	10/20/2021	$0.92
8/23/2021	$1.14	9/22/2021	$0.98	10/21/2021	$0.93
8/24/2021	$1.12	9/23/2021	$0.98	10/22/2021	$0.94
8/25/2021	$1.11	9/24/2021	$0.97	10/25/2021	$0.94
8/26/2021	$1.10	9/27/2021	$0.97	10/26/2021	$0.95
8/27/2021	$1.08	9/28/2021	$0.96	10/27/2021	$0.95
8/30/2021	$1.06	9/29/2021	$0.95	10/28/2021	$0.96
8/31/2021	$1.05	9/30/2021	$0.95	10/29/2021	$0.96
9/1/2021	$1.05	10/1/2021	$0.94	11/1/2021	$0.97
9/2/2021	$1.05	10/4/2021	$0.94	11/2/2021	$0.97
9/3/2021	$1.05	10/5/2021	$0.93	11/3/2021	$0.98
9/7/2021	$1.04	10/6/2021	$0.93	11/4/2021	$0.98
9/8/2021	$1.04	10/7/2021	$0.92	11/5/2021	$0.98
9/9/2021	$1.03	10/8/2021	$0.92	11/8/2021	$0.99
9/10/2021	$1.03	10/11/2021	$0.91	11/9/2021	$0.99
9/13/2021	$1.02	10/12/2021	$0.91	11/10/2021	$1.00
9/14/2021	$1.02	10/13/2021	$0.91	11/11/2021	$1.00
9/15/2021	$1.01	10/14/2021	$0.91	11/12/2021	$1.00
9/16/2021	$1.01	10/15/2021	$0.91	11/15/2021	$1.01

SESEN BIO CALL OPTIONS RECOGNIZED LOSS CALCULATIONS

55. The Recognized Loss shall be $0.00 for each Sesen Bio Call Option that was either:

i. purchased or otherwise acquired during the period December 21, 2020 through August 12, 2021, inclusive, and not still held at the opening of trading August 13, 2021; or

ii. purchased or otherwise acquired on August 16, 2021 or August 17, 2021, and not still held at the opening of trading August 18, 2021.

For all other Sesen Bio Call Options purchased or otherwise acquired during the Settlement Class Period, the Recognized Loss per option shall be calculated as follows:

i. For each Sesen Bio Call Option that was sold prior to August 18, 2021, the Recognized Loss is the purchase price minus the sale price.

ii. For each Sesen Bio Call Option that was exercised prior to August 18, 2021, the Recognized Loss is the purchase price minus the intrinsic value of the Sesen Bio Call Option on the date of exercise, where the intrinsic value shall be the greater of: (i) $0.00 or (ii) the closing price of Sesen Bio Common Stock on the date of exercise minus the strike price of the option.

iii. For each Sesen Bio Call Option that expired unexercised prior to August 18, 2021, the Recognized Loss is equal to the purchase price.

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17 iv. For each Sesen Bio Call Option that was still held as of August 18, 2021, the Recognized Loss is the purchase price minus the intrinsic value of the Sesen Bio Call Option as of the close of trading on August 18, 2021, where the intrinsic value shall be the greater of: (i) $0.00 or (ii) $1.317 minus the strike price of the option. No Recognized Loss shall be calculated based upon purchase or acquisition of any Sesen Bio Call Option that had been previously sold or written. SESEN BIO PUT OPTIONS RECOGNIZED LOSS CALCULATIONS 56. The Recognized Loss shall be $0.00 for each Sesen Bio Put Option that was either: i. sold (i.e., written) during the period December 21, 2020 through August 12, 2021, inclusive, and not still open (i.e., not outstanding) at the opening of trading August 13, 2021; or ii. sold (i.e., written) on August 16, 2021 or August 17, 2021, and not still open (i.e., outstanding) at the opening of trading August 18, 2021; or iii. expired unexercised prior to August 18, 2021. For all other Sesen Bio Put Options sold (i.e., written) during the Settlement Class Period, the Recognized Loss per option shall be calculated as follows: i. For each Sesen Bio Put Option that was subsequently purchased prior to August 18, 2021, the Recognized Loss is the purchase price minus the sale price. ii. For each Sesen Bio Put Option that was subsequently exercised (i.e., assigned) prior to August 18, 2021, the Recognized Loss is the intrinsic value of the Sesen Bio Put Option on the date of exercise minus the sale price, where the intrinsic value shall be the greater of: (i) $0.00 or (ii) the strike price of the option minus the closing price of Sesen Bio Common Stock on the date of exercise. iii. For each Sesen Bio Put Option that was still open as of August 18, 2021, the Recognized Loss is the intrinsic value of the Sesen Bio Put Option as of the close of trading on August 18, 2021 minus the sale price, where the intrinsic value shall be the greater of: (i) $0.00 or (ii) the strike price of the option minus $1.31. No Recognized Loss shall be calculated based upon the sale or writing of any Sesen Bio Put Option that had been previously purchased or acquired. 57. Maximum Recovery for Options: Settlement proceeds available for Sesen Bio Call Options purchased during the Settlement Class Period and Sesen Bio Put Options written during the Settlement Class Period shall be limited to a total amount equal to 2.0% of the Net Settlement Fund.8 7 $1.31 is the closing price of Sesen Bio Common Stock on August 18, 2021. 8 Sesen Bio Call and Put Option trading accounted for less than 2.0% of total dollar trading volume for Sesen Bio Securities during the Settlement Class Period. As such, claims for Sesen

18 ADDITIONAL PROVISIONS 58. Calculation of Claimant’s “Recognized Claim”: A Claimant’s “Recognized Claim” under the Plan of Allocation will be the sum of his, her or its Recognized Loss amounts as calculated above with respect to all Sesen Bio Securities. 59. FIFO Matching: If a Settlement Class Member made more than one purchase/acquisition or sale of any Sesen Bio Security during the Settlement Class Period, all purchases/acquisitions and sales of the like security shall be matched on a First In, First Out (“FIFO”) basis. With respect to Sesen Bio Common Stock and Call Options, Settlement Class Period sales will be matched first against any holdings at the beginning of the Settlement Class Period, and then against purchases/acquisitions in chronological order, beginning with the earliest purchase/acquisition made during the Settlement Class Period. For Sesen Bio Put Options, Settlement Class Period purchases will be matched first to close out positions open at the beginning of the Settlement Class Period, and then against Sesen Bio Put Options sold (written) during the Settlement Class Period in chronological order. 60. “Purchase/Sale” Dates: Purchases or acquisitions and sales of Sesen Bio Securities shall be deemed to have occurred on the “contract” or “trade” date as opposed to the “settlement” or “payment” date. The receipt or grant by gift, inheritance or operation of law of Sesen Bio Securities during the Settlement Class Period shall not be deemed a purchase, acquisition or sale of these Sesen Bio Securities for the calculation of a Claimant’s Recognized Loss, nor shall such receipt or grant be deemed an assignment of any claim relating to the purchase/acquisition of such Sesen Bio Securities unless (i) the donor or decedent purchased or otherwise acquired such Sesen Bio Securities during the Settlement Class Period; (ii) the instrument of gift or assignment specifically provides that it is intended to transfer such rights; and (iii) no Claim Form was submitted by or on behalf of the donor, on behalf of the decedent, or by anyone else with respect to such Sesen Bio Securities. 61. Short Sales: With respect to Sesen Bio Common Stock, the date of covering a “short sale” is deemed to be the date of purchase or acquisition of the stock. The date of a “short sale” is deemed to be the date of sale of the Sesen Bio Common Stock. In accordance with the Plan of Allocation, however, the Recognized Loss on “short sales” is zero. 62. In the event that a Claimant has an opening short position in Sesen Bio Common Stock, the earliest purchases or acquisitions of Sesen Bio Common Stock during the Settlement Class Period shall be matched against such opening short position, and shall not be entitled to a recovery, until that short position is fully covered. 63. If a Settlement Class Member has “written” Sesen Bio Call Options, thereby having a short position in the Call Options, the date of covering such a written position is deemed to be the date of purchase or acquisition of the Call Option. The date on which the Sesen Bio Call Option was written is deemed to be the date of sale of the Call Option. In accordance with the Plan of Allocation, however, the Recognized Loss on “written” Sesen Bio Call Options is zero. In the event that a Claimant has an opening written position in Sesen Bio Call Options, the Bio Call and Put Option transactions are allotted 2.0% of the Net Fund Settlement Fund pursuant to the Plan of Allocation.

19 earliest purchases or acquisitions of like Call Options during the Settlement Class Period shall be matched against such opening written position, and shall not be entitled to a recovery, until that written position is fully covered. 64. If a Settlement Class Member has purchased or acquired Sesen Bio Put Options, thereby having a long position in the Put Options, the date of purchase/acquisition is deemed to be the date of purchase/acquisition of the Put Option. The date on which the Sesen Bio Put Option was sold, exercised, or expired is deemed to be the date of sale of the Put Option. In accordance with the Plan of Allocation, however, the Recognized Loss on purchased/acquired Put Options is zero. In the event that a Claimant has an opening long position in Sesen Bio Put Options, the earliest sales or dispositions of like Put Options during the Settlement Class Period shall be matched against such opening position, and not be entitled to a recovery, until that long position is fully covered. 65. Common Stock Purchased/Sold Through the Exercise of Options: With respect to Sesen Bio Common Stock purchased or sold through the exercise of an option, the purchase/sale date of the stock is the exercise date of the option and the purchase/sale price of the stock is the closing price of Sesen Bio Common Stock on the exercise date. Any Recognized Loss arising from purchases of Sesen Bio Common Stock acquired during the Settlement Class Period through the exercise of an option on Sesen Bio Common Stock shall be computed as provided for other purchases of Sesen Bio Common Stock in the Plan of Allocation. 66. Market Gains and Losses: With respect to all Sesen Bio Common Stock and Call Options purchased or acquired, or Sesen Bio Put Options sold during the Settlement Class Period, the Claims Administrator will determine if the Claimant had a Market Gain or a Market Loss with respect to his, her, or its overall transactions in those shares and options during the Settlement Class Period. For purposes of making this calculation, with respect to Sesen Bio Common Stock and Call Options, the Claims Administrator shall determine the difference between (i) the Claimant’s Total Purchase Amount9 and (ii) the sum of the Claimant’s Sales Proceeds10 and the Claimant’s Holding Value.11 For Sesen Bio Common Stock and Call 9 For Sesen Bio Common Stock and Call Options, the “Total Purchase Amount” is the total amount the Claimant paid (excluding all fees, taxes and commissions) for all such Sesen Bio Securities purchased or acquired during the Settlement Class Period. 10 For Sesen Bio Common Stock and Call Options, the Claims Administrator shall match any sales of such Sesen Bio Securities during the Settlement Class Period first against the Claimant’s opening position in the like Sesen Bio Securities (the proceeds of those sales will not be considered for purposes of calculating market gains or losses). The total amount received for sales of the remaining like Sesen Bio Securities sold during the Settlement Class Period is the “Sales Proceeds.” 11 For each share of Sesen Bio Common Stock purchased or acquired during the Settlement Class Period that was still held as of the close of trading on August 17, 2021, the Claims Administrator shall ascribe a “Holding Value” of $1.01. For each Sesen Bio Call Option purchased or acquired during the Settlement Class Period that was still held as of the close of trading on August 17, 2021, the Claims Administrator shall ascribe a “Holding Value” for that option which shall be the greater of: (i) $0.00 or (ii) $1.01 minus the strike price of the option.

20 Options, if the Claimant’s Total Purchase Amount minus the sum of the Claimant’s Sales Proceeds and the Holding Value is a positive number, that number will be the Claimant’s Market Loss; if the number is a negative number or zero, that number will be the Claimant’s Market Gain. With respect to Sesen Bio Put Options, the Claims Administrator shall determine the difference between (i) the sum of the Claimant’s Total Purchase Amount12 and the Claimant’s Holding Value;13 and (ii) the Claimant’s Sale Proceeds.14 For Sesen Bio Put Options, if the sum of the Claimant’s Total Purchase Amount and the Claimant’s Holding Value minus the Claimant’s Sales Proceeds is a positive number, that number will be the Claimant’s Market Loss; if the number is a negative number or zero, that number will be the Claimant’s Market Gain. 67. If a Claimant had a Market Gain with respect to his, her, or its overall transactions in Sesen Bio Securities during the Settlement Class Period, the value of the Claimant’s Recognized Claim will be zero, and the Claimant will in any event be bound by the Settlement. If a Claimant suffered an overall Market Loss with respect to his, her, or its overall transactions in Sesen Bio Securities during the Settlement Class Period, but that Market Loss was less than the Claimant’s Recognized Claim calculated above, then the Claimant’s Recognized Claim will be limited to the amount of the Market Loss. 68. Determination of Distribution Amount: If the sum total of Recognized Claims of all Authorized Claimants who are entitled to receive payment out of the Net Settlement Fund is greater than the Net Settlement Fund, each Authorized Claimant shall receive his, her, or its pro rata share of the Net Settlement Fund. The pro rata share shall be the Authorized Claimant’s Recognized Claim divided by the total of Recognized Claims of all Authorized Claimants, multiplied by the total amount in the Net Settlement Fund. 69. If the Net Settlement Fund exceeds the sum total amount of the Recognized Claims of all Authorized Claimants entitled to receive payment out of the Net Settlement Fund, the excess amount in the Net Settlement Fund shall be distributed pro rata to all Authorized Claimants entitled to receive payment. 70. The Net Settlement Fund will be allocated among all Authorized Claimants whose prorated payment is $10.00 or greater. If the prorated payment to any Authorized Claimant calculates to less than $10.00, it will not be included in the calculation (i.e., the Recognized 12 For Sesen Bio Put Options, the Claims Administrator shall match any purchases during the Settlement Class Period to close out positions in Sesen Bio Put Options first against the Claimant’s opening position in Sesen Bio Put Options (the total amount paid with respect to those purchases will not be considered for purposes of calculating market gains or losses). The total amount paid for the remaining purchases during the Settlement Class Period to close out positions in Put Options is the “Total Purchase Amount.” 13 For each Sesen Bio Put Option sold (i.e., written) during the Settlement Class Period that was still outstanding as of the close of trading on August 17, 2021, the Claims Administrator shall ascribe a “Holding Value” for that option which shall be the greater of: (i) $0.00 or (ii) the strike price of the option minus $1.01. 14 For Sesen Bio Put Options, the total amount received for put options sold (i.e., written) during the Settlement Class Period is the “Sales Proceeds.”

21 Claim will be deemed to be zero) and no distribution will be made to that Authorized Claimant. Any prorated amounts of less than $10.00 will be included in the pool distributed to those whose prorated payments are $10.00 or greater. 71. After the initial distribution of the Net Settlement Fund, the Claims Administrator will make reasonable and diligent efforts to have Authorized Claimants cash their distribution checks. To the extent any monies remain in the Net Settlement Fund nine (9) months after the initial distribution, if Lead Counsel, in consultation with the Claims Administrator, determines that it is cost-effective to do so, the Claims Administrator will conduct a re-distribution of the funds remaining after payment of any unpaid fees and expenses incurred in administering the Settlement, including for such re-distribution, to Authorized Claimants who have cashed their initial distributions and who would receive at least $10.00 from such re-distribution. Additional re-distributions to Authorized Claimants who have cashed their prior checks and who would receive at least $10.00 on such additional re-distributions may occur thereafter if Lead Counsel, in consultation with the Claims Administrator, determine that additional re-distributions, after the deduction of any additional fees and expenses incurred in administering the Settlement, including for such re-distributions, would be cost-effective. At such time as it is determined that the re-distribution of funds remaining in the Net Settlement Fund is not cost-effective, the remaining balance shall be contributed to non-sectarian, not-for-profit organization(s), to be recommended by Lead Counsel and approved by the Court. 72. Payment pursuant to the Plan of Allocation, or such other plan of allocation as may be approved by the Court, shall be conclusive against all Authorized Claimants, and there shall be no appeal to any court, including the U.S. Court of Appeals for the Second Circuit. No person shall have any claim against Lead Plaintiffs, Plaintiffs’ Counsel, Lead Plaintiffs’ damages expert, Defendants, Defendants’ Counsel, or any of the other Plaintiffs’ Releasees or Defendants’ Releasees, or the Claims Administrator or other agent designated by Lead Counsel arising from distributions made substantially in accordance with the Stipulation, the plan of allocation approved by the Court, or further Orders of the Court. Lead Plaintiff, Defendants and their respective counsel, and all other Defendants’ Releasees, shall have no responsibility or liability whatsoever for the investment or distribution of the Settlement Fund or the Net Settlement Fund; the plan of allocation; the determination, administration, calculation, or payment of any Claim Form or nonperformance of the Claims Administrator; the payment or withholding of Taxes; or any losses incurred in connection therewith. 73. The Plan of Allocation set forth herein is the plan that is being proposed to the Court for its approval by Lead Plaintiffs after consultation with their damages expert. The Court may approve this plan as proposed or it may modify the Plan of Allocation without further notice to the Settlement Class. No Defendant, nor any other Defendants’ Releasees, shall have any involvement with or liability, obligation or responsibility whatsoever for the application of the Court-approved plan of allocation. Any Orders regarding any modification of the Plan of Allocation will be posted on the settlement website, www.SesenBioSecuritiesSettlement.com.

22 WHAT PAYMENT ARE THE ATTORNEYS FOR THE SETTLEMENT CLASS SEEKING? HOW WILL THE LAWYERS BE PAID? 74. Lead Counsel have not received any payment for their services in pursuing claims against the Defendants on behalf of the Settlement Class, nor have Lead Counsel been reimbursed for their out-of-pocket expenses. Before final approval of the Settlement, Lead Counsel will apply to the Court for an award of attorneys’ fees for all Plaintiff’s Counsel, including additional counsel The Law Offices of Frank J. Cruz, in an amount not to exceed 25% of the Settlement Fund. At the same time, Lead Counsel also intends to apply for reimbursement of Litigation Expenses in an amount not to exceed $175,000, which may include an application for reimbursement of the reasonable costs and expenses incurred by Lead Plaintiffs directly related to their representation of the Settlement Class. The Court will determine the amount of any award of attorneys’ fees or reimbursement of Litigation Expenses. Such sums as may be approved by the Court will be paid from the Settlement Fund. Settlement Class Members are not personally liable for any such fees or expenses. WHAT IF I DO NOT WANT TO BE A MEMBER OF THE SETTLEMENT CLASS? HOW DO I EXCLUDE MYSELF? 75. Each Settlement Class Member will be bound by all determinations and judgments in this lawsuit, whether favorable or unfavorable, unless such person or entity mails or delivers a written Request for Exclusion from the Settlement Class, addressed to In re Sesen Bio Inc. Securities Litigation, EXCLUSIONS, c/o A.B. Data, Ltd., P.O. Box 173001, Milwaukee, WI 53217. The exclusion request must be received no later than _____________, 2022. You will not be able to exclude yourself from the Settlement Class after that date. Each Request for Exclusion must (a) state the name, address and telephone number of the person or entity requesting exclusion, and in the case of entities the name and telephone number of the appropriate contact person; (b) state that such person or entity “requests exclusion from the Settlement Class in In re Sesen Bio, Inc. Securities Litigation, Case No. 1:21-cv-07025-AKH”; (c) state the number of shares of Sesen Common Stock and publicly traded Sesen Call Options and Sesen Put Options that the person or entity requesting exclusion purchased, acquired and sold during the Settlement Class Period, as well as the dates and prices of each such purchase/acquisition and sale; and (d) be signed by the person or entity requesting exclusion or an authorized representative. A Request for Exclusion shall not be valid and effective unless it provides all the information called for in this paragraph and is received within the time stated above, or is otherwise accepted by the Court. 76. If you do not want to be part of the Settlement Class, you must follow these instructions for exclusion even if you have pending, or later file, another lawsuit, arbitration, or other proceeding relating to any Released Plaintiffs’ Claim against any of the Defendants’ Releasees. 77. If you ask to be excluded from the Settlement Class, you will not be eligible to receive any payment out of the Net Settlement Fund. 78. Defendants have the right to terminate the Settlement if valid requests for exclusion are received from persons and entities entitled to be members of the Settlement Class in an amount that exceeds an amount agreed to by Lead Plaintiffs and Defendants.

23 WHEN AND WHERE WILL THE COURT DECIDE WHETHER TO APPROVE THE SETTLEMENT? DO I HAVE TO COME TO THE HEARING? MAY I SPEAK AT THE HEARING IF I DON’T LIKE THE SETTLEMENT? 79. Settlement Class Members do not need to attend the Settlement Hearing. The Court will consider any submission made in accordance with the provisions below even if a Settlement Class Member does not attend the hearing. You can participate in the Settlement without attending the Settlement Hearing. 80. The Settlement Hearing will be held on _____________, 2022 at __:__ _.m., before the Honorable Alvin K. Hellerstein at the United States District Court for the Southern District of New York, Daniel Patrick Moynihan United States Courthouse, Courtroom 14D, 500 Pearl St., New York, NY 10007. The Court reserves the right to approve the Settlement, the Plan of Allocation, Lead Counsel’s motion for an award of attorneys’ fees and reimbursement of Litigation Expenses and/or any other matter related to the Settlement at or after the Settlement Hearing without further notice to the members of the Settlement Class. 81. Any Settlement Class Member who or which does not request exclusion from the Settlement Class may object to the Settlement, the proposed Plan of Allocation or Lead Counsel’s motion for an award of attorneys’ fees and reimbursement of Litigation Expenses. Objections must be in writing. You must file any written objection, together with copies of all other papers and briefs supporting the objection, with the Clerk’s Office at the United States District Court for the Southern District of New York at the address set forth below on or before _____________, 2022. You must also serve the papers on Lead Counsel and on Defendants’ Counsel at the addresses set forth below so that the papers are received on or before _____________, 2022. Clerk’s Office United States District Court Southern District of New York Clerk of the Court Daniel Patrick Moynihan United States Courthouse 500 Pearl Street New York, NY 10007 Lead Counsel Glancy Prongay & Murray LLP Matthew M. Houston, Esq. 745 Fifth Avenue, 5th Floor New York, NY 10151 Defendants’ Counsel Hogan Lovells US LLP William M. Regan, Esq. 390 Madison Avenue New York, NY 10017 82. Any objection (a) must state the name, address, and telephone number of the person or entity objecting and must be signed by the objector; (b) must contain a statement of the Settlement Class Member’s objection or objections, and the specific reasons for each objection, including any legal and evidentiary support the Settlement Class Member wishes to bring to the Court’s attention; and (c) must include documents sufficient to prove membership in the Settlement Class, including documents showing the number of shares of Sesen Bio Common Stock and publicly traded Sesen Bio Call Options and Sesen Bio Put Options that the person or entity that is objecting purchased, acquired and sold during the Settlement Class Period, as well as the dates and prices of each such purchase/acquisition and sale. You may not object to the Settlement, the Plan of Allocation or Lead Counsel’s motion for attorneys’ fees and

24 reimbursement of Litigation Expenses if you exclude yourself from the Settlement Class or if you are not a member of the Settlement Class. 83. You may file a written objection without having to appear at the Settlement Hearing. You may not, however, appear at the Settlement Hearing to present your objection unless you first file and serve a written objection in accordance with the procedures described above, unless the Court orders otherwise. 84. If you wish to be heard orally at the hearing in opposition to the approval of the Settlement, the Plan of Allocation or Lead Counsel’s motion for an award of attorneys’ fees and reimbursement of Litigation Expenses, and if you timely file and serve a written objection as described above, you must also file a notice of appearance with the Clerk’s Office and serve it on Lead Counsel and Defendants’ Counsel at the addresses set forth above so that it is received on or before _____________, 2022. Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Such persons may be heard orally at the discretion of the Court. 85. You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on Lead Counsel and Defendants’ Counsel at the addresses set forth in ¶ 81 above so that the notice is received on or _____________, 2022. 86. The Settlement Hearing may be adjourned by the Court without further written notice to the Settlement Class. If you intend to attend the Settlement Hearing, you should confirm the date and time with Lead Counsel. 87. Unless the Court orders otherwise, any Settlement Class Member who does not object in the manner described above will be deemed to have waived any objection and shall be forever foreclosed from making any objection to the proposed Settlement, the proposed Plan of Allocation or Lead Counsel’s motion for an award of attorneys’ fees and reimbursement of Litigation Expenses. Settlement Class Members do not need to appear at the Settlement Hearing or take any other action to indicate their approval. WHAT IF I BOUGHT SHARES ON SOMEONE ELSE’S BEHALF? 88. If you purchased or otherwise acquired any Sesen Bio Common Stock and/or Sesen Bio Call Options, and/or wrote Sesen Bio Put Options, between December 21, 2020 and August 17, 2021, inclusive, for the beneficial interest of persons or organizations other than yourself, you must either (a) within seven (7) calendar days of receipt of this Notice, request from the Claims Administrator sufficient copies of the Notice and Claim Form (the “Notice Packet”) to forward to all such beneficial owners and within seven (7) calendar days of receipt of those Notice Packets forward them to all such beneficial owners; or (b) within seven (7) calendar days of receipt of this Notice, provide a list of the names and addresses of all such beneficial owners to In re Sesen Bio Inc., Securities Litigation, c/o A.B. Data, Ltd., P.O. Box 170600, Milwaukee, WI 53217. If you choose the second option, the Claims Administrator will send a copy of the Notice and the Claim Form to the beneficial owners. Upon full compliance with these directions, nominees may seek reimbursement of their reasonable expenses actually incurred, up to a

25 maximum of $0.65 per Notice Packet mailed; $0.05 per Notice Packet transmitted by email; or $0.10 per name, mailing address, and email address (to the extent available) provided to the Claims Administrator, by providing the Claims Administrator with proper documentation supporting the expenses for which reimbursement is sought. Copies of this Notice and the Claim Form may also be obtained from the website maintained by the Claims Administrator, www.SesenBioSecuritiesSettlement.com, or by calling the Claims Administrator toll-free at 1- 877-354-3897. CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS? 89. This Notice contains only a summary of the terms of the proposed Settlement. For more detailed information about the matters involved in this Action, you are referred to the papers on file in the Action, including the Stipulation, which may be inspected during regular office hours at the Office of the Clerk, United States District Court for the Southern District of New York, Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, New York, NY 10007. Additionally, copies of the Stipulation and any related orders entered by the Court will be posted on the website maintained by the Claims Administrator, www.SesenBioSecuritiesSettlement.com. All inquiries concerning this Notice and the Claim Form should be directed to: In re Sesen Bio, Inc. Securities Litigation c/o A.B. Data, Ltd. P.O. Box 170600 Milwaukee, WI 53217 877-354-3897 www.SesenBioSecuritiesSettlement.com and/or Matthew M. Houston, Esq. Glancy Prongay & Murray LLP 745 Fifth Avenue, 5th Floor New York, NY 10151 (888) 773-9224 settlements@glancylaw.com DO NOT CALL OR WRITE THE COURT, THE OFFICE OF THE CLERK OF THE COURT, DEFENDANTS OR THEIR COUNSEL REGARDING THIS NOTICE. Dated: _____________, 2022 By Order of the Court United States District Court Southern District of New York

1 Exhibit A-2 In re Sesen Bio, Inc. Securities Litigation c/o A.B. Data, Ltd. P.O. Box 170600 Milwaukee, WI 53217 877-354-3897 www.SesenBioSecuritiesSettlement.com Email: info@SesenBioSecuritiesSettlement.com PROOF OF CLAIM AND RELEASE FORM To be eligible to receive a share of the Net Settlement Fund in connection with the Settlement of this Action, you must be a Settlement Class Member and complete and sign this Proof of Claim and Release Form (“Claim Form”) and either submit it online at www.Sesen BioSecuritiesLitigation.com or mail it by first-class mail to the above address, submitted online or postmarked no later than ___________, 202_. Failure to submit your Claim Form by the date specified will subject your claim to rejection and may preclude you from being eligible to recover any money in connection with the Settlement. Do not mail or deliver your Claim Form to the Court, the settling parties or their counsel. Submit your Claim Form only to the Claims Administrator at the address set forth above. TABLE OF CONTENTS PAGE # PART I – CLAIMANT INFORMATION _ PART II – GENERAL INSTRUCTIONS _ PART III – SCHEDULE OF TRANSACTIONS IN SESEN BIO COMMON STOCK _ PART IV – SCHEDULE OF TRANSACTIONS IN SESEN BIO CALL OPTIONS _ PART V – SCHEDULE OF TRANSACTIONS IN SESEN BIO PUT OPTIONS _ PART VI – RELEASE OF CLAIMS AND SIGNATURE _

2 PART I – CLAIMANT INFORMATION (Please read General Instructions below before completing this page.) The Claims Administrator will use this information for all communications regarding this Claim Form. If this information changes, you MUST notify the Claims Administrator in writing at the address above. Beneficial Owner’s Name Co-Beneficial Owner’s Name Entity Name (if Beneficial Owner is not an individual) Representative or Custodian Name (if different from Beneficial Owner(s) listed above) Address1 (street name and number) Address2 (apartment, unit or box number) City State Zip Code Foreign Country (only if not USA) Last four digits of Social Security Number or Taxpayer Identification Number Telephone Number (home) Telephone Number (work) Email address (E-mail address is not required, but if you provide it you authorize the Claims Administrator to use it in providing you with information relevant to this claim.): Account Number (account(s) through which the securities were traded)1: Claimant Account Type (check appropriate box): Individual (includes joint owner accounts) Pension Plan Trust 1 If the account number is unknown, you may leave blank. If the same legal entity traded through more than one account you may write “multiple.” Please see paragraph 12 of the General Instructions for more information on when to file separate Claim Forms for multiple accounts, i.e., when you are filing on behalf of distinct legal entities.

3 Corporation Estate IRA/401K Other ___________________________ (please specify) PART II – GENERAL INSTRUCTIONS 1. It is important that you completely read and understand the Notice of (I) Pendency of Class Action, Certification of Settlement Class, and Proposed Settlement; (II) Settlement Hearing; and (III) Motion for an Award of Attorneys’ Fees and Reimbursement of Litigation Expenses (the “Settlement Notice”) that accompanies this Claim Form, including the Plan of Allocation of the Net Settlement Fund set forth in the Settlement Notice. The Settlement Notice describes the proposed Settlement, how Settlement Class Members are affected by the Settlement, and the manner in which the Net Settlement Fund will be distributed if the Settlement and Plan of Allocation are approved by the Court. The Settlement Notice also contains the definitions of many of the defined terms (which are indicated by initial capital letters) used in this Claim Form. By signing and submitting this Claim Form, you will be certifying that you have read and that you understand the Settlement Notice, including the terms of the releases described therein and provided for herein. 2. This Claim Form is directed to all persons who and entities that, between December 21, 2020 and August 17, 2021, inclusive (the “Settlement Class Period”) (1) purchased or otherwise acquired Sesen Bio, Inc. (“Sesen Bio”) common stock (“Sesen Bio Common Stock”); (2) purchased or otherwise acquired call options on Sesen Bio Common Stock (“Sesen Bio Call Options”); and/or (3) wrote put options on Sesen Bio Common Stock (“Sesen Bio Put Options”) (together, the “Settlement Class”). Sesen Bio Common Stock, Sesen Bio Call Options, and Sesen Bio Put Options are referred to collectively as “Sesen Bio Securities.” All persons who and entities that are members of the Settlement Class are referred to as “Settlement Class Members.” 3. Excluded from the Settlement Class are: (a) Defendants; (b) any person who served as an executive officer and/or director of Sesen Bio during the Settlement Class Period, and members of their Immediate Family2; (c) present and former parents, subsidiaries, assigns, successors, affiliates, and predecessors of Sesen Bio; (d) any entity in which Defendants have or had a controlling interest during the Settlement Class Period; (e) any trust of which any Individual Defendant is the settlor or that is for the benefit of any Individual Defendant and/or member(s) of their Immediate Family; and (f) the legal representatives, heirs, successors, and assigns of any person or entity excluded under provisions (a) through (e) hereof. Also excluded from the Settlement Class are any persons and entities who or that validly exclude themselves by submitting a request for exclusion that is accepted by the Court. 4. If you are not a Settlement Class Member do not submit a Claim Form. YOU MAY NOT, DIRECTLY OR INDIRECTLY, PARTICIPATE IN THE SETTLEMENT IF YOU ARE NOT A SETTLEMENT CLASS MEMBER. THUS, IF YOU ARE EXCLUDED FROM THE SETTLEMENT CLASS (AS SET FORTH IN PARAGRAPH 3 ABOVE), ANY CLAIM 2 “Immediate Family” means children, stepchildren, parents, stepparents, spouses, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, and sisters-in- law. As used herein, “spouse” shall mean a husband, a wife, or a partner in a state-recognized domestic relationship or civil union.

4 FORM THAT YOU SUBMIT, OR THAT MAY BE SUBMITTED ON YOUR BEHALF, WILL NOT BE ACCEPTED. 5. If you are a Settlement Class Member, you will be bound by the terms of any judgments or orders entered in the Action WHETHER OR NOT YOU SUBMIT A CLAIM FORM, unless you submit a request for exclusion from the Settlement Class. Thus, if you are a Settlement Class Member, the Judgment will release, and you will be barred and enjoined from commencing, instituting, prosecuting, or continuing to prosecute any action or other proceeding in any court of law or equity, arbitration tribunal, or administrative forum asserting each and every Released Plaintiff’s Claim (including Unknown Claims) against Defendants’ Releasees. 6. You are eligible to participate in the distribution of the Net Settlement Fund only if you are a member of the Settlement Class and if you complete and return this form as specified below. If you fail to submit a timely, properly addressed, and completed Claim Form with the required documentation, your claim may be rejected and you may be precluded from receiving any distribution from the Net Settlement Fund. 7. Submission of this Claim Form does not guarantee that you will share in the proceeds of the Settlement. The distribution of the Net Settlement Fund will be governed by the Plan of Allocation set forth in the Settlement Notice, if it is approved by the Court, or by such other plan of allocation approved by the Court. 8. Use the Schedules of Transactions in Parts III–V of this Claim Form to supply all required details of your transaction(s) (including free transfers) in and holdings of the applicable Sesen Bio Securities. On the Schedules of Transactions, please provide all of the requested information with respect to your holdings, purchases, acquisitions, and sales of the applicable Sesen Bio Securities, whether such transactions resulted in a profit or a loss. Failure to report all transaction and holding information during the requested time periods may result in the rejection of your claim. 9. Please note: Only Sesen Bio Common Stock and Sesen Bio Call Options purchased/acquired, and Sesen Bio Put Options written during the Settlement Class Period (i.e., between December 21, 2020 and August 17, 2021, inclusive) are eligible under the Settlement. However, because the PSLRA provides for a “90-day look-back period” (described in the Plan of Allocation set forth in the Settlement Notice), you must provide documentation related to your purchases and sales of Sesen Bio Common Stock during the period from Wednesday, August 18, 2021, through and including Monday, November 15, 2021 (i.e., the 90-day look-back period) in order for the Claims Administrator to calculate your Recognized Loss amount under the Plan of Allocation and process your claim. 10. You are required to submit genuine and sufficient documentation for all of your transactions and holdings in the applicable Sesen Bio Securities set forth in the Schedules of Transactions in Parts III–V of this Claim Form. Documentation may consist of copies of brokerage confirmation slips or monthly brokerage account statements, or an authorized statement from your broker containing the transactional and holding information found in a broker confirmation slip or account statement. The Parties and the Claims Administrator do not independently have information about your investments in Sesen Bio Securities. IF SUCH DOCUMENTS ARE NOT IN YOUR POSSESSION, PLEASE OBTAIN COPIES OR EQUIVALENT CONTEMPORANEOUS DOCUMENTS FROM YOUR BROKER. FAILURE TO SUPPLY THIS DOCUMENTATION MAY RESULT IN THE REJECTION OF YOUR

5 CLAIM. DO NOT SEND ORIGINAL DOCUMENTS. Please keep a copy of all documents that you send to the Claims Administrator. Also, please do not highlight any portion of the Claim Form or any supporting documents. 11. Sesen Bio Call Options and Sesen Bio Put Options are identified by strike price, expiration date and Option Class Symbols. 12. Separate Claim Forms should be submitted for each separate legal entity (e.g., a claim from joint owners should not include separate transactions through an account that is in the name of just one of the joint owners, and an individual should not combine his or her IRA transactions with transactions made through an account in the individual’s name). Conversely, a single Claim Form should be submitted on behalf of one legal entity including all transactions made by that entity on one Claim Form, no matter how many separate accounts that entity has (e.g., a corporation with multiple brokerage accounts should include all transactions made in all accounts on one Claim Form). 13. All joint beneficial owners must sign this Claim Form. If you purchased or otherwise acquired Sesen Bio Common Stock or Sesen Bio Call Options, or wrote Sesen Bio Put Options, during the Settlement Class Period and held the securities in your name, you are the beneficial owner as well as the record owner and you must sign this Claim Form to participate in the Settlement. If, however, you purchased or otherwise acquired Sesen Bio Common Stock or Sesen Bio Call Options, or wrote Sesen Bio Put Options, during the Settlement Class Period and the securities were registered in the name of a third party, such as a nominee or brokerage firm, you are the beneficial owner of these securities, but the third party is the record owner. The beneficial owner, not the record owner, must sign this Claim Form. 14. Agents, executors, administrators, guardians, and trustees must complete and sign the Claim Form on behalf of persons represented by them, and they must: (a) expressly state the capacity in which they are acting; (b) identify the name, account number, Social Security Number (or taxpayer identification number), address and telephone number of the beneficial owner of (or other person or entity on whose behalf they are acting with respect to) the Sesen Bio Securities; and (c) furnish herewith evidence of their authority to bind to the Claim Form the person or entity on whose behalf they are acting. (Authority to complete and sign a Claim Form cannot be established by stockbrokers demonstrating only that they have discretionary authority to trade stock in another person’s accounts.) 15. By submitting a signed Claim Form, you will be swearing that you: (a) own(ed) the Sesen Bio Securities you have listed in the Claim Form; or (b) are expressly authorized to act on behalf of the owner thereof. 16. By submitting a signed Claim Form, you will be swearing to the truth of the statements contained therein and the genuineness of the documents attached thereto, subject to penalties of perjury under the laws of the United States of America. The making of false statements, or the submission of forged or fraudulent documentation, will result in the rejection

6 of your claim and may subject you to civil liability or criminal prosecution. 17. If the Court approves the Settlement, payments to eligible Authorized Claimants pursuant to the Plan of Allocation (or such other plan of allocation as the Court approves) will be made after the completion of all claims processing. This could take substantial time. Please be patient. 18. PLEASE NOTE: As set forth in the Plan of Allocation, each Authorized Claimant shall receive his, her or its pro rata share of the Net Settlement Fund. If the prorated payment to any Authorized Claimant, however, calculates to less than $10.00, it will not be included in the calculation and no distribution will be made to that Authorized Claimant. 19. If you have questions concerning the Claim Form, or need additional copies of the Claim Form or the Settlement Notice, you may contact the Claims Administrator, A.B. Data, Ltd., at P.O. Box 170600, Milwaukee, WI 53217 or by email at info@SesenBioSecuritiesSettlement.com, or by toll-free phone at 877-354-3897, or you may download the documents from the Settlement website, www.SesenBioSecuritiesSettlement.com. 20. NOTICE REGARDING ELECTRONIC FILES: Certain Claimants with large numbers of transactions may request, or may be requested, to submit information regarding their transactions in electronic files. To obtain the mandatory electronic filing requirements and file layout, you may visit the Settlement website at www.SesenBioSecuritiesSettlement.com or you may email the Claims Administrator’s electronic filing department at efiling@abdata.com. Any file not in accordance with the required electronic filing format will be subject to rejection. No electronic files will be considered to have been properly submitted unless the Claims Administrator issues an email to that effect after processing your file with your claim numbers and respective account information. Do not assume that your file has been received or processed until you receive this email. If you do not receive such an email within 10 days of your submission, you should contact the electronic filing department at efiling@abdata.com to inquire about your file and confirm it was received and acceptable. IMPORTANT: PLEASE NOTE YOUR CLAIM IS NOT DEEMED FILED UNTIL YOU RECEIVE AN ACKNOWLEDGEMENT POSTCARD. THE CLAIMS ADMINISTRATOR WILL ACKNOWLEDGE RECEIPT OF YOUR CLAIM FORM BY MAIL WITHIN 60 DAYS. IF YOU DO NOT RECEIVE AN ACKNOWLEDGEMENT POSTCARD WITHIN 60 DAYS, PLEASE CALL THE CLAIMS ADMINISTRATOR TOLL FREE AT 877-354- 3897.

7 PART III – SCHEDULE OF TRANSACTIONS IN SESEN BIO COMMON STOCK Complete this Part III if and only if you purchased/acquired Sesen Bio Common Stock during the period from December 21, 2020 through and including August 17, 2021. Please include proper documentation with your Claim Form as described in detail in Part II – General Instructions, Paragraph 10, above. Do not include information in this section regarding securities other than Sesen Bio Common Stock. 1. BEGINNING HOLDINGS – State the total number of shares of Sesen Bio Common Stock held as of the opening of trading on December 21, 2020. (Must be documented.) If none, write “zero” or “0.” ____________________ 2. PURCHASES/ACQUISITIONS DURING THE SETTLEMENT CLASS PERIOD – Separately list each and every purchase/acquisition (including free receipts) of Sesen Bio Common Stock from after the opening of trading on December 21, 2020, through and including the close of trading on August 17, 2021. (Must be documented.) Date of Purchase/Acquisition (List Chronologically) (Month/Day/Year) Number of Shares Purchased/ Acquired Purchase/ Acquisition Price Per Share (check box if result of a stock option) Total Purchase/ Acquisition Price (excluding taxes, commissions, and fees) / / $ $ / / $ $ / / $ $ / / $ $ 3. PURCHASES/ACQUISITIONS DURING THE 90-DAY LOOK-BACK PERIOD THROUGH NOVEMBER 15, 2021 – State the total number of shares of Sesen Bio Common Stock purchased/acquired (including free receipts) from after the opening of trading on August 18, 2021, through and including the close of trading on November 15, 2021. If none, write “zero” or “0.”3 ____________________ 4. SALES DURING THE SETTLEMENT CLASS PERIOD THROUGH NOVEMBER 15, 2021 – Separately list each and every sale/disposition (including free deliveries) of Sesen Bio Common Stock from after the opening of trading on December 21, 2020, through and including the close of trading on November 15, 2021. (Must be documented.) IF NONE, CHECK HERE ○ 3 Please note: Information requested with respect to your purchases/acquisitions of Sesen Bio Common Stock from after the opening of trading on August 18, 2021, through and including November 15, 2021, is needed in order to balance your claim; purchases/acquisitions during this period, however, are not eligible under the Settlement and will not be used for purposes of calculating your Recognized Loss pursuant to the Plan of Allocation.

8 Date of Sale (List Chronologically) (Month/Day/Year) Number of Shares Sold Sale Price Per Share (check box if result of a stock option) Total Sale Price (excluding taxes, commissions, and fees) / / $ $ / / $ $ / / $ $ / / $ $ 5. ENDING HOLDINGS – State the total number of shares of Sesen Bio Common Stock held as of the close of trading on November 15, 2021. (Must be documented.) If none, write “zero” or “0.” ____________________ IF YOU NEED ADDITIONAL SPACE TO LIST YOUR TRANSACTIONS YOU MUST PHOTOCOPY THIS PAGE AND CHECK THIS BOX IF YOU DO NOT CHECK THIS BOX THESE ADDITIONAL PAGES WILL NOT BE REVIEWED PART IV– SCHEDULE OF TRANSACTIONS IN SESEN BIO CALL OPTIONS Complete this Part IV if and only if you purchased/acquired Sesen Bio Call Options during the period from December 21, 2020, through and including August 17, 2021. Please include proper documentation with your Claim Form as described in detail in Part II – General Instructions, Paragraph 10, above. Do not include information in this section regarding securities other than Sesen Bio Call Options. 1. BEGINNING HOLDINGS – Separately list all positions in Sesen Bio Call Option contracts in which you had an open interest as of the opening of trading on December 21, 2020. (Must be documented.) IF NONE, CHECK HERE ○ Strike Price of Call Option Contract Expiration Date of Call Option Contract (Month/Day/Year) Number of Call Option Contracts in Which You Had an Open Interest (including any short holdings) $ / / $ / / $ / / $ / / 2. PURCHASES/ACQUISITIONS DURING THE SETTLEMENT CLASS PERIOD – Separately list each and every purchase/acquisition (including free receipts) of Sesen Bio Call Option contracts from after the opening of trading on December 21, 2020, through and including the close of trading on August 17, 2021. (Must be documented.) Date of Purchase/ Acquisition Expiration Date of Call Option Contract Strike Price of Number of Call Option Purchase/ Acquisition Total Purchase/ Insert an “E” if Exercise Date

9 (List Chronologically) (Month/Day/Year) (Month/Day/ Year) Call Option Contrac t Contracts Purchased/ Acquired Price Per Call Option Contract Acquisition Price (excluding taxes, commissions, and fees) Exercised Insert an “A” if Assigned Insert an “X” if Expired (Month/ Day/ Year) / / / / $ $ $ / / / / / / $ $ $ / / / / / / $ $ $ / / / / / / $ $ $ / / 3. SALES DURING THE SETTLEMENT CLASS PERIOD – Separately list each and every sale/disposition (including free deliveries) of Sesen Bio Call Options from after the opening of trading on December 21, 2020, through and including the close of trading on August 17, 2021. (Must be documented.) IF NONE, CHECK HERE ○ Date of Sale (List Chronologically) (Month/Day/Year) Expiration Date of Call Option Contract (Month/Day/Year) and Strike Price Insert an “E” if Exercise d Insert an “A” if Assigned Insert an “X” if Expired Exercise Date (Month/ Day/ Year) Number of Call Option Contracts Sold Sale Price Per Call Option Contract Total Sale Price (excluding taxes, commissions, and fees) / / / / $ $ $ / / / / $ $ $ / / / / $ $ $ / / / / $ $ $ 4. ENDING HOLDINGS – Separately list all positions in Sesen Bio Call Option contracts in which you had an open interest as of the close of trading on August 17, 2021. (Must be documented.) IF NONE, CHECK HERE ○ Strike Price of Call Option Contract Expiration Date of Call Option Contract (Month/Day/Year) Number of Call Option Contracts in Which You Had an Open Interest $ / /

10 $ / / $ / / $ / / IF YOU NEED ADDITIONAL SPACE TO LIST YOUR TRANSACTIONS/HOLDINGS YOU MUST PHOTOCOPY THIS PAGE AND CHECK THIS BOX IF YOU DO NOT CHECK THIS BOX THESE ADDITIONAL PAGES WILL NOT BE REVIEWED PART V – SCHEDULE OF TRANSACTIONS IN SESEN BIO PUT OPTIONS Complete this Part V if and only if you sold (wrote) Sesen Bio Put Options during the period from December 21, 2020 through and including August 17, 2021. Please include proper documentation with your Claim Form as described in detail in Part II – General Instructions, Paragraph 10, above. Do not include information in this section regarding securities other than Sesen Bio Put Options. 1. BEGINNING HOLDINGS – Separately list all positions in Sesen Bio Put Option contracts in which you had an open interest as of the opening of trading on December 21, 2020. (Must be documented.) IF NONE, CHECK HERE ○ Strike Price of Put Option Contract Expiration Date of Put Option Contract (Month/Day/Year) Number of Put Option Contracts in Which You Had an Open Interest (including any short holdings) $ / / $ / / $ / / $ / / 2. SALES (WRITING) DURING THE SETTLEMENT CLASS PERIOD – Separately list each and every sale (writing) (including free deliveries) of Sesen Bio Put Option contracts from after the opening of trading on December 21, 2020, through and including the close of trading on August 17, 2021. (Must be documented.) Date of Sale (Writing) (List Chronologically) (Month/Day/Year) Strike Price of Put Option Contract Expiration Date of Put Option Contract (Month/Day/ Year) Number of Put Option Contracts Sold (Written) Sale Price Per Put Option Contract Total Sale Price (excluding taxes, commissions, and fees) Insert an “A” if Assigned Insert an “E” if Exercised Insert an “X” if Expired Exercise Date (Month/ Day/ Year) / / $ / / $ / /

11 / / $ / / $ / / / / $ / / $ / / / / $ / / $ / / 3. PURCHASES/ACQUISITIONS DURING THE SETTLEMENT CLASS PERIOD – Separately list each and every purchase/acquisition (including free receipts) of Sesen Bio Put Option contracts from after the opening of trading on December 21, 2020, through and including the close of trading on August 17, 2021. (Must be documented.) IF NONE, CHECK HERE ○ Date of Purchase/ Acquisition (List Chronologically) (Month/Day/Year) Expiration Date of Put Option Contract (Month/Day/Year) and Strike Price Insert an “E” if Exercised Insert an “A” if Assigned Insert an “X” if Expired Exercise Date (Month/ Day/ Year) Number of Put Option Contracts Purchased/ Acquired Purchase/ Acquisition Price Per Put Option Contract Total Purchase/ Acquisition Price (excluding taxes, commissions, and fees) / / / / $ $ / / / / $ $ / / / / $ $ / / / / $ $ 4. ENDING HOLDINGS – Separately list all positions in Sesen Bio Put Option contracts in which you had an open interest as of the close of trading on August 17, 2021. (Must be documented.) IF NONE, CHECK HERE ○ Strike Price of Put Option Contract Expiration Date of Put Option Contract (Month/Day/Year) Number of Put Option Contracts in Which You Had an Open Interest $ / / $ / / $ / / $ / / IF YOU NEED ADDITIONAL SPACE TO LIST YOUR TRANSACTIONS/HOLDINGS YOU MUST PHOTOCOPY THIS PAGE AND CHECK THIS BOX

12 IF YOU DO NOT CHECK THIS BOX THESE ADDITIONAL PAGES WILL NOT BE REVIEWED IF YOU NEED ADDITIONAL SPACE TO LIST YOUR TRANSACTIONS YOU MUST PHOTOCOPY THIS PAGE AND CHECK THIS BOX IF YOU DO NOT CHECK THIS BOX THESE ADDITIONAL PAGES WILL NOT BE REVIEWED

13 PART VI – RELEASE OF CLAIMS AND SIGNATURE YOU MUST ALSO READ THE RELEASE AND CERTIFICATION BELOW AND SIGN ON PAGE [ ] OF THIS CLAIM FORM. I (we) hereby acknowledge that as of the Effective Date of the Settlement, pursuant to the terms set forth in the Stipulation, I (we), on behalf of myself (ourselves) and my (our) respective current and former heirs, executors, predecessors, successors, assigns, assignees, officers, directors, agents, parents, affiliates, subsidiaries, insurers, reinsurers, employees, and attorneys, in their capacities as such, shall (i) be deemed to have, and by operation of law and of the Judgment shall have, fully, finally and forever compromised, settled, released, resolved, relinquished, waived and discharged each and every Released Plaintiffs’ Claim (as defined in the Stipulation and in the Settlement Notice) against Defendants’ Releasees (as defined in the Stipulation and in the Settlement Notice); (ii) forever be barred and enjoined from commencing, maintaining, or prosecuting any or all of the Released Plaintiffs’ Claims against any of the Defendants’ Releasees; and (iii) be deemed to have covenanted not to sue Defendants and the other Defendants’ Releasees on the basis of any Released Plaintiffs’ Claims. CERTIFICATION By signing and submitting this Claim Form, the Claimant(s) or the person(s) who represent(s) the Claimant(s) certifies (certify), as follows: 1. that I (we) have read and understand the contents of the Settlement Notice and this Claim Form, including the releases provided for in the Settlement and the terms of the Plan of Allocation; 2. that the Claimant(s) is a (are) Settlement Class Member(s), as defined in the Settlement Notice and in paragraph 2 on page __ of this Claim Form, and is (are) not excluded from the Settlement Class by definition or pursuant to request as set forth in the Settlement Notice and in paragraph 3 on page __ of this Claim Form; 3. that I (we) own(ed) the Sesen Bio Common Stock and Sesen Bio Call Options and had an interest in the Sesen Bio Put Options identified in the Claim Form and have not assigned the claim against the Defendants’ Releasees to another, or that, in signing and submitting this Claim Form, I (we) have the authority to act on behalf of the owner(s) thereof; 4. that the Claimant(s) has (have) not submitted any other claim covering the same purchases/acquisitions of Sesen Bio Common Stock or Sesen Bio Call Options, or sales of Sesen Bio Put Options, and knows (know) of no other person having done so on the Claimant’s (Claimants’) behalf; 5. that the Claimant(s) submit(s) to the jurisdiction of the Court with respect to Claimant’s (Claimants’) claim and for purposes of enforcing the releases set forth herein; 6. that I (we) agree to furnish such additional information with respect to this Claim Form as Lead Counsel, the Claims Administrator or the Court may require; 7. that the Claimant(s) waive(s) the right to trial by jury, to the extent it exists, and agree(s) to the Court’s summary disposition of the determination of the validity and amount of

14 the claim made by means of this Claim Form and knowingly and intentionally waive(s) any right of appeal to any court including the U.S. Court of Appeals for the Second Circuit; 8. that I (we) acknowledge that the Claimant(s) will be bound by and subject to the terms of any judgment(s) that may be entered in the Action; and 9. that the Claimant(s) is (are) NOT subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code because (a) the Claimant(s) is (are) exempt from backup withholding or (b) the Claimant(s) has (have) not been notified by the IRS that he/she/it is subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified the Claimant(s) that he/she/it is no longer subject to backup withholding. If the IRS has notified the Claimant(s) that he, she, or it is subject to backup withholding, please strike out the language in the preceding sentence indicating that the claim is not subject to backup withholding in the certification above. UNDER THE PENALTIES OF PERJURY, I (WE) CERTIFY THAT ALL OF THE INFORMATION PROVIDED BY ME (US) ON THIS CLAIM FORM IS TRUE, CORRECT, AND COMPLETE, AND THAT THE DOCUMENTS SUBMITTED HEREWITH ARE TRUE AND CORRECT COPIES OF WHAT THEY PURPORT TO BE. Signature of Claimant Date Print your name here Signature of joint Claimant, if any Date Print your name here If the Claimant is other than an individual, or is not the person completing this form, the following also must be provided: Signature of person signing on behalf of Claimant Date Print your name here CAPACITY OF PERSON SIGNING ON BEHALF OF CLAIMANT, IF OTHER THAN AN INDIVIDUAL, E.G., EXECUTOR, PRESIDENT, TRUSTEE, CUSTODIAN, ETC. (MUST PROVIDE EVIDENCE OF AUTHORITY TO ACT ON BEHALF OF CLAIMANT – SEE PARAGRAPH 14 ON PAGE __ OF THIS CLAIM FORM.)

15 REMINDER CHECKLIST: 1. Please sign the above release and certification. If this Claim Form is being made on behalf of joint Claimants, then both must sign. 2. Remember to attach only copies of acceptable supporting documentation as these documents will not be returned to you. 3. Please do not highlight any portion of the Claim Form or any supporting documents. 4. Do not send original security certificates or documentation. These items cannot be returned to you by the Claims Administrator. 5. Keep copies of the completed Claim Form and documentation for your own records. 6. The Claims Administrator will acknowledge receipt of your Claim Form by mail, within 60 days. Your claim is not deemed filed until you receive an acknowledgement postcard. If you do not receive an acknowledgement postcard within 60 days, please call the Claims Administrator toll free at 877-354-3897. 7. If your address changes in the future, or if this Claim Form was sent to an old or incorrect address, please send the Claims Administrator written notification of your new address. If you change your name, please inform the Claims Administrator. 8. If you have any questions or concerns regarding your claim, please contact the Claims Administrator at the address below, by email at info@SesenBioSecuritiesSettlement.com, or toll-free at 877-354-3897 or visit www.SesenBioSecuritiesSettlement.com. Please DO NOT call Sesen Bio or any of the other Defendants or their counsel with questions regarding your claim. THIS CLAIM FORM MUST BE MAILED TO THE CLAIMS ADMINISTRATOR BY FIRST- CLASS MAIL, POSTMARKED NO LATER THAN , 202_, ADDRESSED AS FOLLOWS: In re Sesen Bio, Inc. Securities Litigation c/o A.B. Data, Ltd. P.O. Box 170600 Milwaukee, WI 53217 OR SUBMITTED ONLINE AT www.SesenBioSecuritiesSettlement.com ON OR BEFORE _____, 202_. A Claim Form received by the Claims Administrator shall be deemed to have been submitted when posted, if a postmark date on or before , 202_ is indicated on the envelope and it is mailed First Class, and addressed in accordance with the above instructions. In all other cases, a Claim Form shall be deemed to have been submitted when actually received by the Claims Administrator. You should be aware that it will take a significant amount of time to fully process all of

16 the Claim Forms. Please be patient and notify the Claims Administrator of any change of address.

Exhibit A-3 UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK IN RE SESEN BIO, INC. SECURITIES LITIGATION Case No.: 1:21-cv-07025-AKH SUMMARY NOTICE OF (I) PENDENCY OF CLASS ACTION AND PROPOSED SETTLEMENT; (II) SETTLEMENT FAIRNESS HEARING; AND (III) MOTION FOR AN AWARD OF ATTORNEYS’ FEES AND REIMBURSEMENT OF LITIGATION EXPENSES TO: All persons and entities that purchased or otherwise acquired Sesen Bio, Inc. (“Sesen Bio”) Common Stock, and/or Sesen Bio Call Options, and/or wrote Sesen Bio Put Options, between December 21, 2020 and August 17, 2021, inclusive, and who were damaged thereby (the “Settlement Class”): PLEASE READ THIS NOTICE CAREFULLY, YOUR RIGHTS WILL BE AFFECTED BY A CLASS ACTION LAWSUIT PENDING IN THIS COURT. YOU ARE HEREBY NOTIFIED, pursuant to Rule 23 of the Federal Rules of Civil Procedure and an Order of the United States District Court for the Southern District of New York, that the above-captioned litigation (the “Action”) has been certified as a class action on behalf of the Settlement Class, except for certain persons and entities who are excluded from the Settlement Class by definition as set forth in the full printed Notice of (I) Pendency of Class Action and Proposed Settlement; (II) Settlement Fairness Hearing; and (III) Motion for an Award of Attorneys’ Fees and Reimbursement of Litigation Expenses (the “Notice”). YOU ARE ALSO NOTIFIED that Lead Plaintiffs in the Action have reached a proposed settlement of the Action for $21,000,000 in cash (the “Settlement”), that, if approved, will resolve all claims in the Action. A hearing will be held on _____________, 2022 at __:__ _.m., before the Honorable Alvin K. Hellerstein at the United States District Court for the Southern District of New York, Daniel Patrick Moynihan United States Courthouse, Courtroom 14D, 500 Pearl St., New York, NY 10007, to determine (i) whether the proposed Settlement should be approved as fair, reasonable, and adequate; (ii) whether the Action should be dismissed with prejudice against Defendants, and the Releases specified and described in the Stipulation and Agreement of Settlement dated August 3, 2022 (and in the Notice) should be granted; (iii) whether the proposed Plan of Allocation should be approved as fair and reasonable; and (iv) whether Lead Counsel’s application for an award of attorneys’ fees and reimbursement of expenses should be approved. If you are a member of the Settlement Class, your rights will be affected by the pending Action and the Settlement, and you may be entitled to share in the Settlement

2 Fund. If you have not yet received the Notice and Claim Form, you may obtain copies of these documents by contacting the Claims Administrator at In re Sesen Bio, Inc. Securities Litigation, c/o A.B. Data, Ltd., P.O. Box 170600, Milwaukee, WI 53217, 1-877-354-3897. Copies of the Notice and Claim Form can also be downloaded from the website maintained by the Claims Administrator, www.SesenBioSecuritiesSettlement.com. If you are a member of the Settlement Class, in order to be eligible to receive a payment under the proposed Settlement, you must submit a Claim Form postmarked no later than _____________, 202_. If you are a Settlement Class Member and do not submit a proper Claim Form, you will not be eligible to share in the distribution of the net proceeds of the Settlement but you will nevertheless be bound by any judgments or orders entered by the Court in the Action. If you are a member of the Settlement Class and wish to exclude yourself from the Settlement Class, you must submit a request for exclusion such that it is received no later than _____________, 2022, in accordance with the instructions set forth in the Notice. If you properly exclude yourself from the Settlement Class, you will not be bound by any judgments or orders entered by the Court in the Action and you will not be eligible to share in the proceeds of the Settlement. Any objections to the proposed Settlement, the proposed Plan of Allocation, or Lead Counsel’s motion for attorneys’ fees and reimbursement of expenses, must be filed with the Court and delivered to Lead Counsel and Defendants’ Counsel such that they are received no later than _____________, 2022, in accordance with the instructions set forth in the Notice. Please do not contact the Court, the Clerk’s office, Sesen Bio, or its counsel regarding this notice. All questions about this notice, the proposed Settlement, or your eligibility to participate in the Settlement should be directed to Lead Counsel or the Claims Administrator. Requests for the Notice and Claim Form should be made to: In re Sesen Bio, Inc. Securities Litigation c/o A.B. Data, Ltd. P.O. Box 170600 Milwaukee, WI 53217 877-354-3897 www.SesenBioSecuritiesSettlement.com Inquiries, other than requests for the Notice and Claim Form, should be made to Lead Counsel: GLANCY PRONGAY & MURRAY LLP Matthew M. Houston, Esq. 745 Fifth Avenue, 5th Floor New York, NY 10151 (888) 773-9224 settlements@glancylaw.com

3 By Order of the Court

Exhibit B UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK IN RE SESEN BIO, INC. SECURITIES LITIGATION Case No.: 1:21-cv-07025-AKH JUDGMENT APPROVING CLASS ACTION SETTLEMENT WHEREAS, a consolidated class action is pending in this Court entitled In re Sesen Bio, Inc. Securities Litigation, Case No. 1:21-cv-07025-AKH (the “Action”); WHEREAS, (a) Lead Plaintiffs Ryan Bibb, Rodney Samaan, Lionel Dreshaj, and Benjamin Dreshaj (collectively, “Lead Plaintiffs”), on behalf of themselves and the Settlement Class (defined below), and (b) defendant Sesen Bio, Inc. (“Sesen Bio”) and defendants Thomas R. Cannell and Monica Forbes (collectively, the “Individual Defendants”; and, together with Sesen Bio, the “Defendants”; and together with Lead Plaintiffs, the “Parties”) have determined to settle all claims asserted against Defendants in this Action with prejudice on the terms and conditions set forth in the Stipulation and Agreement of Settlement dated August 3, 2022 (the “Stipulation”), that provides for a complete dismissal with prejudice of the claims asserted against Defendants in the Action on the terms and conditions set forth in the Stipulation, subject to the approval of this Court (the “Settlement”); WHEREAS, unless otherwise defined in this Judgment, the capitalized terms herein shall have the same meaning as they have in the Stipulation; WHEREAS, by Order dated _________ __, 2022 (the “Preliminary Approval Order”), this Court: (a) preliminarily approved the Settlement; (b) certified the Settlement Class solely for purposes of effectuating the Settlement; (c) ordered that notice of the proposed Settlement be

2 provided to potential Settlement Class Members; (d) provided Settlement Class Members with the opportunity either to exclude themselves from the Settlement Class or to object to the proposed Settlement; and (e) scheduled a hearing regarding final approval of the Settlement; WHEREAS, due and adequate notice has been given to the Settlement Class; WHEREAS, the Court conducted a hearing on _________ __, 2022 (the “Settlement Hearing”) to consider, among other things, (a) whether the terms and conditions of the Settlement are fair, reasonable and adequate to the Settlement Class, and should therefore be approved; and (b) whether a judgment should be entered dismissing the Action with prejudice as against the Defendants; and WHEREAS, the Court having reviewed and considered the Stipulation, all papers filed and proceedings held herein in connection with the Settlement, all oral and written comments received regarding the Settlement, and the record in the Action, and good cause appearing therefor; IT IS HEREBY ORDERED, ADJUDGED AND DECREED: 1. Jurisdiction – The Court has jurisdiction over the subject matter of the Action, and all matters relating to the Settlement, as well as personal jurisdiction over all of the Parties and each of the Settlement Class Members. 2. Incorporation of Settlement Documents – This Judgment incorporates and makes a part hereof: (a) the Stipulation filed with the Court on _____________, 2022; and (b) the Notice and the Summary Notice, both of which were filed with the Court on _____________, 2022. 3. Class Certification for Settlement Purposes – The Court hereby affirms its determinations in the Preliminary Approval Order certifying, for the purposes of the Settlement

3 only, the Action as a class action pursuant to Rules 23(a) and (b)(3) of the Federal Rules of Civil Procedure on behalf of the Settlement Class consisting of all persons and entities that purchased or otherwise acquired Sesen Bio Common Stock, and/or Sesen Bio Call Options, and/or wrote Sesen Bio Put Options, between December 21, 2020 and August 17, 2021, inclusive (“Settlement Class Period”), and who were damaged thereby. Excluded from the Settlement Class are: (a) Defendants; (b) any person who served as an executive officer and/or director of Sesen Bio during the Settlement Class Period, and members of their Immediate Family; (c) present and former parents, subsidiaries, assigns, successors, affiliates, and predecessors of Sesen Bio; (d) any entity in which Defendants have or had a controlling interest during the Settlement Class Period; (e) any trust of which any Individual Defendant is the settlor or that is for the benefit of any Individual Defendant and/or member(s) of their Immediate Family; and (f) the legal representatives, heirs, successors, and assigns of any person or entity excluded under provisions (a) through (e) hereof. [Also excluded from the Settlement Class are the persons and entities listed on Exhibit 1 hereto who or which are excluded from the Settlement Class pursuant to request.] 4. Adequacy of Representation – Pursuant to Rule 23 of the Federal Rules of Civil Procedure, and for the purposes of the Settlement only, the Court hereby affirms its determinations in the Preliminary Approval Order certifying Lead Plaintiffs as Class Representatives for the Settlement Class and appointing Lead Counsel Glancy Prongay & Murray LLP as Class Counsel for the Settlement Class. Lead Plaintiffs and Lead Counsel have fairly and adequately represented the Settlement Class both in terms of litigating the Action and for purposes of entering into and implementing the Settlement and have satisfied the requirements of Federal Rules of Civil Procedure 23(a)(4) and 23(g), respectively.

4 5. Notice – The Court finds that the dissemination of the Notice and the publication of the Summary Notice: (a) were implemented in accordance with the Preliminary Approval Order; (b) constituted the best notice practicable under the circumstances; (c) constituted notice that was reasonably calculated, under the circumstances, to apprise Settlement Class Members of (i) the pendency of the Action; (ii) the effect of the proposed Settlement (including the Releases to be provided thereunder); (iii) Lead Counsel’s motion for an award of attorneys’ fees and reimbursement of Litigation Expenses; (iv) their right to object to any aspect of the Settlement, the Plan of Allocation and/or Lead Counsel’s motion for attorneys’ fees and reimbursement of Litigation Expenses; (v) their right to exclude themselves from the Settlement Class; and (vi) their right to appear at the Settlement Hearing; (d) constituted due, adequate, and sufficient notice to all persons and entities entitled to receive notice of the proposed Settlement; and (e) satisfied the requirements of Rule 23 of the Federal Rules of Civil Procedure, the United States Constitution (including the Due Process Clause), the Private Securities Litigation Reform Act of 1995, 15 U.S.C. § 78u-4, as amended, and all other applicable law and rules. 6. Final Settlement Approval and Dismissal of Claims – Pursuant to, and in accordance with, Rule 23 of the Federal Rules of Civil Procedure, this Court hereby fully and finally approves the Settlement set forth in the Stipulation in all respects (including, without limitation: the amount of the Settlement; the Releases provided for therein; and the dismissal with prejudice of the claims asserted against Defendants in the Action), and finds that the Settlement is, in all respects, fair, reasonable, and adequate to the Settlement Class. The Parties are directed to implement, perform, and consummate the Settlement in accordance with the terms and provisions contained in the Stipulation.

5 7. The Action and all of the claims asserted against Defendants in the Action by Lead Plaintiffs and the other Settlement Class Members are hereby dismissed with prejudice. The Parties shall bear their own costs and expenses, except as otherwise expressly provided in the Stipulation. 8. Binding Effect – The terms of the Stipulation and of this Judgment shall be forever binding on Defendants, Lead Plaintiffs, and all other Settlement Class Members (regardless of whether or not any individual Settlement Class Member submits a Claim Form or seeks or obtains a distribution from the Net Settlement Fund), as well as their respective successors and assigns. [The persons and entities listed on Exhibit 1 hereto are excluded from the Settlement Class pursuant to request and are not bound by the terms of the Stipulation or this Judgment.] 9. Releases – The Releases set forth in paragraphs 5 and 6 of the Stipulation, together with the definitions contained in paragraph 1 of the Stipulation relating thereto, are expressly incorporated herein in all respects. The Releases are effective as of the Effective Date. Accordingly, this Court orders that: (a) Without further action by anyone, and subject to paragraph 10 below, upon the Effective Date of the Settlement, Lead Plaintiffs and each of the other Settlement Class Members, on behalf of themselves, and their respective current and former heirs, executors, predecessors, successors, assigns, assignees, officers, directors, agents, parents, affiliates, subsidiaries, insurers, reinsurers, employees, and attorneys, in their capacities as such, shall (i) be deemed to have, and by operation of law and of the judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged each and every Released Plaintiffs’ Claim against the Defendants and the other Defendants’ Releasees; (ii)

6 forever be barred and enjoined from commencing, instituting, maintaining, or prosecuting any or all of the Released Plaintiffs’ Claims against any of the Defendants’ Releasees; and (iii) be deemed to have covenanted not to sue Defendants and the other Defendants’ Releasees on the basis of any Released Plaintiffs’ Claims. This Release shall not apply to any of the Excluded Claims (as that term is defined in paragraph 1(r) of the Stipulation). (b) Without further action by anyone, and subject to paragraph 10 below, upon the Effective Date of the Settlement, Defendants, on behalf of themselves, and their respective current and former heirs, executors, predecessors, successors, assigns, assignees, officers, directors, agents, parents, affiliates, subsidiaries, insurers, reinsurers, employees, and attorneys, in their capacities as such, shall (i) be deemed to have, and by operation of law and of the judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged each and every Released Defendants’ Claim against Lead Plaintiffs and the other Plaintiffs’ Releasees; (ii) forever be barred and enjoined from prosecuting any or all of the Released Defendants’ Claims against any of the Plaintiffs’ Releasees; and (iii) be deemed to have covenanted not to sue Lead Plaintiffs and the other Plaintiffs’ Releasees on the basis of any Released Defendants’ Claims. [This Release shall not apply to any person or entity listed on Exhibit 1 hereto.] 10. Notwithstanding paragraphs 9(a) – (b) above, nothing in this Judgment shall bar any action by any of the Parties to enforce or effectuate the terms of the Stipulation or this Judgment. 11. Rule 11 Findings – The Court finds and concludes that the Parties and their respective counsel have complied in all respects with the requirements of Rule 11 of the Federal

7 Rules of Civil Procedure in connection with the institution, prosecution, defense, and settlement of the Action. 12. No Admissions – Neither this Judgment, the Term Sheet, the Stipulation (whether or not consummated), including the exhibits thereto and the Plan of Allocation contained therein (or any other plan of allocation that may be approved by the Court), the negotiations leading to the execution of the Term Sheet and the Stipulation, nor any proceedings taken pursuant to or in connection with the Term Sheet, the Stipulation, and/or approval of the Settlement (including any arguments proffered in connection therewith): (a) shall be offered against any of the Defendants or other Defendants’ Releasees as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Defendants or other Defendants’ Releasees with respect to the truth of any fact alleged by Lead Plaintiffs or the validity of any claim that was or could have been asserted or the deficiency of any defense that has been or could have been asserted in this Action or in any other litigation, or of any liability, negligence, fault, or other wrongdoing of any kind of any of the Defendants or other Defendants’ Releasees or in any way referred to for any other reason as against any of the Defendants or other Defendants’ Releasees, in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of the Stipulation; (b) shall be offered against any of the Plaintiffs’ Releasees, as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Plaintiffs’ Releasees that any of their claims are without merit, that any of the Defendants’ Releasees had meritorious defenses, or that damages recoverable under the Complaint would not have exceeded the Settlement Amount or with respect to any liability, negligence, fault, or

8 wrongdoing of any kind, or in any way referred to for any other reason as against any of the Plaintiffs’ Releasees, in any civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of the Stipulation; or (c) shall be construed against any of the Releasees as an admission, concession, or presumption that the consideration to be given under the Settlement represents the amount which could be or would have been recovered after trial; provided, however, that the Parties and the Releasees and their respective counsel may refer to this Judgment and the Stipulation to effectuate the protections from liability granted hereunder and thereunder or otherwise to enforce the terms of the Settlement. 13. Retention of Jurisdiction – Without affecting the finality of this Judgment in any way, this Court retains continuing and exclusive jurisdiction over: (a) the Parties for purposes of the administration, interpretation, implementation, and enforcement of the Settlement; (b) the disposition of the Settlement Fund; (c) any motion for an award of attorneys’ fees and/or Litigation Expenses by Lead Counsel in the Action that will be paid from the Settlement Fund; (d) any motion to approve the Plan of Allocation; (e) any motion to approve the Class Distribution Order; and (f) the Settlement Class Members for all matters relating to the Action. 14. Separate orders shall be entered regarding approval of a plan of allocation and the motion of Lead Counsel for an award of attorneys’ fees and reimbursement of Litigation Expenses. Such orders shall in no way affect or delay the finality of this Judgment and shall not affect or delay the Effective Date of the Settlement. 15. Modification of the Agreement of Settlement – Without further approval from the Court, Lead Plaintiffs and Defendants are hereby authorized to agree to and adopt such amendments or modifications of the Stipulation or any exhibits attached thereto to effectuate the

9 Settlement that: (a) are not materially inconsistent with this Judgment; and (b) do not materially limit the rights of Settlement Class Members in connection with the Settlement. Without further order of the Court, Lead Plaintiffs and Defendants may agree to reasonable extensions of time to carry out any provisions of the Settlement. 16. Termination of Settlement – If the Settlement is terminated as provided in the Stipulation or the Effective Date of the Settlement otherwise fails to occur, this Judgment shall be vacated, rendered null and void and be of no further force and effect, except as otherwise provided by the Stipulation, and this Judgment shall be without prejudice to the rights of Lead Plaintiffs, the other Settlement Class Members and Defendants, and the Parties shall revert to their respective positions in the Action as of July 19, 2022, as provided in the Stipulation. 17. Entry of Final Judgment – There is no just reason to delay the entry of this Judgment as a final judgment in this Action. Accordingly, the Clerk of the Court is expressly directed to immediately enter this final judgment in this Action. SO ORDERED this _______ day of ______________, 2022. ________________________________________ The Honorable Alvin K. Hellerstein United States District Judge

10 Exhibit 1 [List of Persons and Entities Excluded from the Settlement Class Pursuant to Request]